                                                                     Exhibit 2.7

                                                                  Execution Copy







                            ASSET PURCHASE AGREEMENT



                                  by and among


                     STONEPATH HOLDINGS (HONG KONG) LIMITED
                               a Hong Kong company


                 G LINK EXPRESS LOGISTICS (SINGAPORE) PTE. LTD.,
                       a Singapore private limited company


                                       and


                            G LINK EXPRESS PTE. LTD.
                       a Singapore private limited company

                                       and

                   THE SHAREHOLDERS OF G LINK EXPRESS PTE LTD.








                                 August 8, 2003

                                TABLE OF CONTENTS

                                                                                                             Page
     ARTICLE 1     CERTAIN DEFINITIONS; TERMINATION OF SHARE PURCHASE AGREEMENT.................................1


     ARTICLE 2     TRANSFER OF ASSETS...........................................................................2

         2.1    Purchased Assets................................................................................2
         2.2    Excluded Assets.................................................................................2

     ARTICLE 3     PURCHASE PRICE...............................................................................3

         3.1    Purchase Price for Purchased Assets.............................................................3
         3.2    Payment of Base Amount..........................................................................3
         3.3    Delivery of Option Shares.......................................................................5
         3.4    [Intentionally Deleted].........................................................................5
         3.5    Net Tangible Assets Payment.....................................................................5
         3.6    Option to Purchase Option Shares................................................................5
         3.7    Objections; Dispute Resolution..................................................................7
         3.8    Taxes...........................................................................................8
         3.9    Prorations......................................................................................8

     ARTICLE 4     ASSUMPTION OF LIABILITIES....................................................................8

         4.1    Assumed of Liabilities..........................................................................8
         4.2    Excluded Liabilities............................................................................8

     ARTICLE 5     CLOSING......................................................................................9

         5.1    Closing.........................................................................................9
         5.2    Deliveries by Seller............................................................................9
         5.3    Deliveries by Buyer............................................................................10
         5.4    Contemporaneous Effectiveness..................................................................11

     ARTICLE 6     REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS...............................11

         6.1    Organization, Good Standing and Power..........................................................11
         6.2    Authorization of Agreement and Enforceability..................................................12
         6.3    No Violation; Consents.........................................................................12
         6.4    Capitalization.................................................................................12
         6.5    Taxes..........................................................................................12
         6.6    Financial Statements...........................................................................13
         6.7    Absence of Undisclosed and Contingent Liabilities..............................................14
         6.8    Absence of Certain Changes or Events...........................................................14
         6.9    Guarantees.....................................................................................14
         6.10   Customers......................................................................................14
         6.11   Real Property..................................................................................15

                                       i

         6.12   Tangible Personal Property.....................................................................15
         6.13   Condition of Buildings and Tangible Personal Property..........................................15
         6.14   Material Contracts.............................................................................16
         6.15   Title to Purchased Assets; Absence of Encumbrances; Sufficiency................................18
         6.16   Intellectual Property Matters..................................................................18
         6.17   Licenses and Permits...........................................................................18
         6.18   Compliance with Laws...........................................................................19
         6.19   Absence of Certain Business Practices..........................................................19
         6.20   Legal Proceedings..............................................................................19
         6.21   Labor and Employment Matters...................................................................20
         6.22   Effect of Transaction..........................................................................20
         6.23   No Finder......................................................................................21
         6.24   No Fraudulent Conveyance.......................................................................21
         6.25   Insurance......................................................................................21
         6.26   Accounts Receivable............................................................................21
         6.27   Certain Securities Law Representations.........................................................21
         6.28   Relationship With Related Persons..............................................................23
         6.29   Completeness and Accuracy......................................................................23

     ARTICLE 7     REPRESENTATIONS AND WARRANTIES OF BUYER.....................................................24

         7.1    Organization, Good Standing, Power.............................................................24
         7.2    Authorization of Agreement and Enforceability..................................................24
         7.3    No Violations; Consents........................................................................24
         7.4    No Finder......................................................................................24

     ARTICLE 8     COVENANTS...................................................................................25

         8.1    Access and Cooperation.........................................................................25
         8.2    Continuance of Businesses......................................................................25
         8.3    Affirmative Covenants..........................................................................26
         8.4    Notification of Certain Matters................................................................27
         8.5    Name Following Closing.........................................................................27
         8.6    Satisfaction of Conditions; Cooperation........................................................27
         8.7    Further Assurances.............................................................................27
         8.8    Confidentiality................................................................................27
         8.9    Non-Competition Agreement......................................................................28
         8.10   Seller's Post-Closing Operation................................................................28
         8.11   Payment of Liabilities.........................................................................28
         8.12   Third Party Consents...........................................................................28
         8.13   Non Solicitation of Other Offers...............................................................29
         8.14   Prohibition on Trading in Stonepath Group Stock................................................29
         8.15   Agreement Not To Compete.......................................................................29
         8.16   Reasonableness of Covenants....................................................................30
         8.17   Injunctive Relief..............................................................................30
         8.18   Blue Pencil Doctrine...........................................................................30
         8.19   Termination of Seller's Employees..............................................................31

                                       ii

         8.20   Continuation of Insurance Coverage.............................................................31
         8.21   Restriction on Resale of Stonepath Shares......................................................32
         8.22   Collection of Accounts Receivable..............................................................32

     ARTICLE 9     CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER................................................32

         9.1    Conditions to Closing..........................................................................32
                (a)   Accuracy of Representations and Warranties...............................................32
                (b)   No Adverse Change........................................................................32
                (c)   Performance of Agreement.................................................................32
                (d)   Injunction...............................................................................32
                (e)   Actions and Proceedings..................................................................32
                (f)   Consents.................................................................................33
                (g)   Approval of Acquisition..................................................................33
                (h)   Availability of Employees................................................................33
                (i)   Deliveries by the Seller and Shareholders................................................33
                (j)   Due Diligence Review.....................................................................33
                (k)   Concurrent Acquisitions..................................................................33
                (l)   Agency and Servicing Agreement...........................................................33

     ARTICLE 10    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER...........................................33

         10.1   Conditions to Closing..........................................................................33
                (a)   Accuracy of Representations and Warranties...............................................33
                (b)   Performance of Agreement.................................................................33
                (c)   Injunction...............................................................................34
                (d)   Actions or Proceedings...................................................................34
                (e)   Consents.................................................................................34

     ARTICLE 11    SURVIVAL; INDEMNIFICATION...................................................................34

         11.1   Survival.......................................................................................34
         11.2   Indemnification by Seller and the Shareholders.................................................34
         11.3   Indemnification by Buyer.......................................................................35
         11.4   Third Party Claims.............................................................................35
         11.5   Effect of Certain Matters......................................................................36
         11.6   Other Remedies.................................................................................36

     ARTICLE 12    TERMINATION.................................................................................36

         12.1   Termination....................................................................................36
         12.2   Effect of Termination..........................................................................36

     ARTICLE 13    GENERAL.....................................................................................37

         13.1   Expenses.......................................................................................37
         13.2   Publicity......................................................................................37
         13.3   Waivers........................................................................................38
         13.4   Binding Effect; Benefits.......................................................................38
         13.5   Bulk Transfers Laws............................................................................38

                                      iii

         13.6   Notices........................................................................................38
         13.7   Entire Agreement...............................................................................39
         13.8   Counterparts...................................................................................39
         13.9   Headings.......................................................................................39
         13.10  Construction...................................................................................39
         13.11  Governing Law..................................................................................39
         13.12  Arbitration....................................................................................39
         13.13  Cooperation....................................................................................40
         13.14  Severability...................................................................................40
         13.15  English Language Controlling...................................................................40
         13.16  Shareholders' Agent............................................................................40

     EXHIBIT A     Definitions
     EXHIBIT B     Employment Agreement
     EXHIBIT C     Interim Operating Agreement

                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT dated as of the 8th day of August, 2003 by and among STONEPATH HOLDINGS (HONG KONG) LIMITED, a Hong Kong corporation ("Holdings"), G LINK EXPRESS LOGISTICS (SINGAPORE) PTE. LTD., a Singapore private limited company (the "Buyer"), G LINK EXPRESS PTE. LTD., a Singapore private limited company (the "Seller"), and the Shareholders of Seller identified on the signature pages of this Agreement (the "Shareholders").


                                    RECITALS

         WHEREAS, Seller is in the business of providing customs brokerage, freight forwarding, warehousing, distribution, and other related services (the "Business"); and

         WHEREAS, Buyer desires to acquire from Seller, and Seller desires to transfer to Buyer, all of the assets of Seller used, necessary for use, held for use or intended to be used in connection with the Business, upon the terms and conditions of this Agreement.

         WHEREAS, the Parties have entered into that certain Share Purchase Agreement dated March 7, 2003 (the "Share Purchase Agreement").

         WHEREAS, the Parties have agreed to enter into this Agreement in lieu of the Share Purchase Agreement and wish to terminate the Share Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained herein, and in reliance thereon, Buyer and Seller, intending to be legally bound, hereby agree as follows:


                                    ARTICLE 1

          CERTAIN DEFINITIONS; TERMINATION OF SHARE PURCHASE AGREEMENT

         1.1 As used herein, the terms set forth in Exhibit A shall have the meanings set forth therein.

         1.2 The Share Purchase Agreement is hereby terminated with respect to each signatory hereto with immediate effect and each signatory hereto is hereby released and discharged, retrospectively and prospectively, from all obligations whatsoever pursuant to the Share Purchase Agreement.

                                   ARTICLE 2

                               TRANSFER OF ASSETS

         2.1 Purchased Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell and convey to Buyer, and Buyer shall purchase and accept from Seller, all of Seller's right, title and interest in, to, and under all of the business, properties, assets, goodwill and rights of Seller of whatever kind and nature, real or personal, tangible or intangible, that are owned, leased or licensed by Seller on the Closing Date, other than the Excluded Assets (hereinafter collectively referred to as the "Purchased Assets"), including, without limitation, the following:

             (a)  the Assumed Leases;

             (b)  the Equipment and the Leased Equipment;

             (c)  the Furnishings and Supplies;

             (d)  the Intellectual Property;

             (e)  the Contracts;

             (f)  the Business Records;

             (g) the Permits to the extent that they are assignable to the Buyer;

             (h)  the Leased Premises;

             (i)  the Accounts Receivable;

             (j) all cash (including any and all cash held in trust for all other G Link companies and their Affiliates), marketable securities, rights to any funds set aside for employee benefits and other cash equivalents;

             (k) all claims or rights against Third Persons arising out of, or relating to, the Business; and

             (l)  the Goodwill.

             Buyer shall acquire the Purchased Assets free and clear of all liabilities, obligations and commitments, other than the Assumed Liabilities, and free and clear of all Encumbrances.

         2.2 Excluded Assets. Notwithstanding the provisions of Section 2.1, it is expressly acknowledged and agreed that the Purchased Assets shall not include, and that the Seller shall not sell or convey to the Buyer, and the Buyer shall not purchase or accept from the Seller, the following assets (the "Excluded Assets"):

             (a)  The minute books and membership records of the Seller;

             (b)  The financial records of the Seller;

             (c)  All rights of Seller under this Agreement; and

             (d) All amounts due and owing from Related Persons of the Seller as set forth in the Interim Financial Statements.

                                    ARTICLE 3

                                 PURCHASE PRICE

         3.1 Purchase Price for Purchased Assets. The purchase price for the Purchased Assets (the "Purchase Price") shall be the total of (a) an amount of up to Two Million Nine Hundred Fifty-One Thousand Four Hundred and Forty-Five ($2,951,445) (the "Base Amount"), (b) the Option Shares issuable pursuant to
Section 3.3, and (c) the amount payable, if any, with respect to the Net Tangible Assets under Section 3.5, all to be paid, calculated, and subject to adjustment pursuant to the further provisions of this Article 3.

         3.2 Payment of Base Amount. Buyer shall pay the Base Amount to Seller in the following manner:

             (a) Buyer shall pay to Seller at the Closing $1,180,578, (representing (40%) of the Base Amount) in immediately available funds in United States Dollars (the "Closing Date Cash Payment");

             (b) Buyer shall deliver to Seller at the Closing certificates for shares of the Common Stock of Stonepath Group, Inc. (the "Stonepath Shares"), with appropriate restrictive legends, having a value of $590,289, (representing twenty percent (20%) of the Base Amount), with the number of such Stonepath Shares to be issued to be based upon the average closing price of the Stonepath Shares on the Principal Exchange for the five Trading Days immediately preceding the third Trading Day preceding the Closing Date; and

             (c) Subject to the further provisions of this Section 3.2(c), the balance of the Base Amount (the "Base Earn-Out Amount"), shall be paid by Buyer to Seller in installments (each a "Base Earn-Out Payment") covering the four-year earn-out period immediately following the Closing (the "Earn-Out Period").

                  (i) The Base Earn-Out Payments will be based on the Net Income Before Taxes of the Business, calculated in accordance with Section 3.2(c)(ii) below, during each of the calendar years (or prorated portion) that fall within the Earn-Out Period. With the recognition that the Base Earn-Out Payments will be based upon two periods of less than a full calendar year (i.e., those periods that fall between the Closing Date and December 31, 2003, and between January 1, 2007 and the fourth anniversary of the Closing Date, each a "Partial Earn-Out

Period"), the Base Earn-Out Payment and the corresponding "Targeted Amount" (as defined below) of Net Income Before Taxes of the Business shall, for each Partial Earn-Out Period, be prorated on a daily basis by multiplying each of the Targeted Amount and Base-Earn Out Payment, as applicable, by the percentage obtained by dividing the number of days within such Partial Earn-Out Period by 365 days. The Base Earn-Out Payments shall be due as follows (each an "Earn-Out Payment Date"):

      Closing Date through December 31, 2003               April 1, 2004
      January 1, 2004 through December 31, 2004            April 1, 2005
      January 1, 2005 through December 31, 2005            April 1, 2006
      January 1, 2006 through December 31, 2006            April 1, 2007
      January 1, 2007 through fourth anniversary           90 days after the
                            of the Closing Date            fourth anniversary
                                                           of the Closing Date

                  (ii) Payment of each Base Earn-Out Payment shall be contingent upon, and the Seller shall not be entitled to the full amount of the Base Earn-Out Payment unless, Buyer achieves Net Income Before Taxes of the Business for the full calendar year preceding the Earn-Out Payment Date of no less than Eight Hundred Forty-Three Thousand Two Hundred and Seventy ($843,270) (the "Targeted Amount"), as prorated for any Partial Earn-Out Period. To the extent Buyer's Net Income Before Taxes of the Business for the full calendar year preceding the Earn-Out Payment Date is less than the Targeted Amount, as prorated for the Partial Earn-Out Periods (such shortfall, the "Shortfall Amount"); the Base Earn-Out Payment shall be reduced on a dollar-for-dollar basis by the amount obtained by multiplying the Shortfall Amount by Holdings' Ownership Percentage. In the event that a Shortfall Amount occurs with respect to any year within the Earn-Out Period, and if during any subsequent year in the Earn-Out Period Buyer's Net Income Before Taxes of the Business exceeds the Targeted Amount (as prorated for each Partial Earn-Out Period) (such excess, the "Excess Amount"), that amount obtained by multiplying the Excess Amount by Holdings' Ownership Percentage shall first be applied to reduce the Shortfall Amount in the earliest order in which any Shortfall Amounts were incurred; provided that such portion of the Excess Amount may only be applied in any year until consumed.

                  (iii) On each Earn-Out Payment Date, Buyer shall prepare and deliver to Seller, along with the Earn-Out Payment, a certificate (the "Annual Earn-Out Certificate") signed by a senior executive of Buyer setting forth the amount and method of calculating Net Income Before Taxes of the Business for the prior calendar year (or portion thereof), the calculation of the Earn-Out Payment then due, if any, and the recovery of the Shortfall Amount, if any.

                  (iv) All Base Earn-Out Payments shall be made in immediately available cash funds expressed in U.S. Dollars, provided that the Base Earn-Out Payment covering the period from the Closing Date through December 31, 2003 shall be paid in Stonepath Shares, with the number of shares being determined based upon the average closing price of the Stonepath Shares on the Principal Exchange for the five (5) Trading Days immediately preceding the third Trading Day preceding the Earn-Out Payment Date for that year.

         3.3 Delivery of Option Shares. At the Closing, Buyer shall issue and deliver to the Company Secretary certificates for shares which represent thirty percent (30%) of the entire issued share capital of Buyer, after giving effect to such issuance (the "Option Shares"). The Company Secretary shall hold the Option Shares in safe custody pending the exercise of the Option.

         3.4 [Intentionally Deleted]

         3.5 Net Tangible Assets Payment. Within 60 days after the Closing Date, Buyer shall prepare and deliver to Seller a statement (the "Net Tangible Assets Statement"), certified by an officer of Buyer, setting forth the Net Tangible Assets of the Seller as of the Effective Time and a certificate of Buyer that the Net Tangible Assets Statement has been prepared in accordance with GAAP on a basis consistent with that used in the preparation of the Audited Financial Statements. If the dollar amount of the Net Tangible Assets reflected in the Net Tangible Assets Statement as finally determined hereunder exceeds One Hundred Thousand Dollars ($100,000) (the "Base Net Tangible Assets"), then Buyer shall pay to Seller, as an adjustment to the Purchase Price, the amount of the difference in Stonepath Shares, with the number of shares being determined based upon the lower of: (i) the average closing price of the Stonepath Shares on the Principal Exchange for the five (5) Trading Days immediately preceding the third (3rd ) third Trading Day preceding the Closing Date; or (ii) the average closing price of the Stonepath Shares on the Principal Exchange for the five (5) Trading Days immediately following the date on which the Net Tangible Assets Statement became final in accordance with Section 3.7. If the dollar amount of the Net Tangible Assets reflected in the Net Tangible Assets Statement is less than Base Net Tangible Assets, then Buyer shall be entitled to apply the amount of the difference, as an adjustment of the Purchase Price, to reduce, on a dollar-for-dollar basis, any Base Earn-Out Payment or Base Earn-Out Payments otherwise due to Seller under this Agreement. In the event Buyer has not fully applied such amount of the difference to the reduction of the Base Earn-Out Payment or Base Earn-Out Payments on or before the last Earn-Out Payment Date, Seller shall on such last Earn-Out Payment Date pay to Buyer in immediately available funds the amount not so applied by Buyer. Any payment to be made under this Section 3.5 shall be made within five Business Days after final determination of the amount of the Net Tangible Assets as of the Effective Time and, if in cash, by wire transfer to an account previously specified by Buyer.

         3.6 Option to Purchase Option Shares.

             (a) On or before the fifth anniversary of the Closing Date, Holdings shall have the right, but not the obligation, to purchase from Seller and to require Seller to sell to Holdings (such right, the "Option"), from time to time, all or any portion of the Option Shares by delivering a written notice (the "Option Notice") to the Seller setting forth the number of Option Shares to be purchased.

             (b) The purchase price for the Option Shares (the "Option Shares Purchase Price") shall be an amount equal to the product of: (1) Six Hundred Percent (600%) of the Net Income Before Taxes of the Business for the calendar year immediately preceding the date the Option Notice is given by Buyer, less all Indebtedness of Buyer on the date the Option Notice is given; and (2) the percentage of outstanding share capital of the Company represented by the Option Shares covered by the Option Notice (the "Minority Share Percentage").

             (c) The Option Shares Purchase Price with respect to any exercise, once determined, shall be payable to the Seller as follows:

                  (i) If the Option Shares Closing (as defined in Section 3.6(f) below) occurs on or before April 1, 2004, one-quarter (1/4) of such Option Shares Purchase Price shall be paid on each of April 1, 2004, April 1, 2005, April 1, 2006 and April 1, 2007;

                  (ii) If the Option Shares Closing occurs after April 1, 2004 but on or before April 1, 2005, one-third (1/3) of such Option Shares Purchase Price shall be paid on each of April 1, 2005, April 1, 2006 and April 1, 2007;

                  (iii) If the Option Shares Closing occurs after April 1, 2005 but on or before April 1, 2006, one-half (1/2) of such Option Shares Purchase Price shall be paid each of April 1, 2006 and April 1, 2007;

                  (iv) If the Option Shares Closing occurs after April 1, 2006 but on or before April 1, 2007, all of such Option Shares Purchase Price shall be paid on April 1, 2007; and

                  (v) If the Option Shares Closing occurs after April 1, 2007, all of such Option Shares Purchase Price shall be paid at the Option Shares Closing.

             (d) Upon delivery of an Option Notice, Buyer shall also prepare and deliver to Seller a certificate setting forth the amount and method of calculating the Option Shares Purchase Price (the "Option Shares Purchase Price Certificate").

             (e) The Option Shares Purchase Price shall be paid in immediately available cash funds expressed in U.S. Dollars, or upon agreement between the Parties, in Stonepath Shares or a combination thereof. Any portion of the Option Shares Purchase Price paid in Stonepath Shares shall be valued on each of the due dates of the Options Shares Purchase Price at the average closing price of such stock on the Principal Exchange for the five (5) Trading Days immediately preceding the third Trading Day preceding the respective due dates that payments for the Option Shares are required to be made.

             (f) In the event that Holdings delivers the Option Notice, a closing of the purchase and sale of the Option Shares (the "Option Shares Closing") shall be held within fifteen (15) days after the date the Seller has received the Option Notice. At Option Shares Closing, Buyer shall deliver to Seller the Option Shares Purchase Price in such form as determined pursuant to subsection (e) of this Section 3.6 and Seller shall deliver to Buyer the following:

                  (i) Certificates representing the Option Shares covered by the Option Notice, duly endorsed by Seller or accompanied by duly executed instruments of transfer;

                  (ii) A certificate signed by Seller to the effect that in the event that any portion of the Option Shares Purchase Price is being paid in shares of Stonepath's common stock, that (1) Seller understands that the sale of such shares to Seller has not been registered under the Securities Act or the securities laws of any other jurisdiction and that such shares may not be resold without such registration or an exemption therefrom, (2) Seller shall not resell such shares in the absence of such registration or an exemption therefrom, and
(3) Seller is acquiring such shares for investment purposes only and not with the view to the distribution thereof.

         3.7 Objections; Dispute Resolution.

             (a) If Seller concludes that any matter reported in the Net Tangible Assets Statement, an Annual Earn-Out Certificate, or an Option Shares Purchase Price Certificate is not accurate, Seller shall, within thirty (30) days after its receipt of such certificate (the "Response Period"), deliver to Buyer a written statement (the "Objection Notice"): (i) setting forth in reasonable detail the nature of the objections to each of any discrepancies believed to exist, and (ii) requesting all additional information required by the Seller to perform calculations relating to matters contained in such certificate. If no Objection Notice is given within the Response Period, then the calculations set forth in the Net Tangible Assets Statement, Annual Earn-Out Certificate, or Option Shares Purchase Price Certificate, shall be controlling for all purposes of this Agreement.

             (b) If an Objection Notice is timely given within the Response Period, Buyer shall provide Seller all requested information included in the Objection Notice within fifteen (15) days; thereafter, the Buyer and the Seller shall use good faith efforts to jointly resolve any properly noticed objections and discrepancies within thirty (30) days of the receipt by Buyer of an Objection Notice, which resolution, if achieved, shall be fully and completely binding upon all Parties to this Agreement and not subject to further review, appeal, or dispute.

             (c) If Buyer and Seller are unable to resolve the objections and discrepancies to their mutual satisfaction within such thirty (30) day period, then the matter shall be submitted to an accounting firm of international reputation mutually acceptable to Buyer and the Seller (the "Independent Accountants"). In submitting a dispute to the Independent Accountants, each Party shall concurrently furnish, at its own expense, to the Independent Accountants and the other Party such documents and information as the Independent Accountants may request. Each Party may also furnish to the Independent Accountants such other information and documents as it deems relevant, with copies of such submission and all such documents and information being concurrently given to the other Party. Neither Party shall have or conduct any communication, either written or oral, with the Independent Accountants without the other Party either being present or receiving a concurrent copy of any written communication. The Independent Accountants may conduct a conference concerning the objections and disagreements between Buyer and Seller, at which conference each Party shall have the right to (i) present its documents, materials and other evidence (previously provided to the Independent Accountants and the other Party), and (ii) have present its or their advisors, accountants and/or counsel. The Independent Accountants shall promptly (but not to exceed seventy-five (75) days from the date of engagement of the Independent Accountants) render a decision, acting as an expert and not an arbitrator, on the issues presented, and such decision shall be final and binding on all of the Parties to this Agreement. In the event the Independent Accountants require a payment to be made by Buyer to Seller, such payment shall be due and payable within thirty (30) days from the date the decision is rendered ("Independent Accountant Required Payment"). Each of the Parties shall agree to indemnify and hold harmless the Independent Accountants, and to execute whatever documents or agreements are necessary to effectuate the foregoing.

             (d) Seller and Buyer shall each pay 50% of all costs, fees and expenses to engage the Independent Accountants.

             (e) In connection with its review of all the matters arising under the Net Tangible Assets Statement, any Annual Earn-Out Certificate, or any Option Shares Purchase Price Certificate, Buyer shall afford Seller and its representatives complete access to the books, records, personnel and facilities of or pertaining to Buyer.

         3.8 Taxes. Seller and Shareholders shall, jointly and severally, bear and be responsible for the payment of all Taxes (excluding Taxes based on or measured by income), if any, that are imposed by any government or political subdivision thereof and that are payable or arise as a result of: (i) the revenue or income of Seller prior to the Closing Date; (ii) operations of Seller prior to the Closing Date: or (ii) the transfer of any of the Purchased Assets, notwithstanding the Party upon which such Taxes are actually imposed.

         3.9 Prorations. At the Closing, fuel, tax, municipal assessments, rents (other than rents related to the facility lease) and storage fees, and other like matters associated with the Purchased Assets shall be prorated between Buyer and Seller as of the Closing Date.

                                    ARTICLE 4

                            ASSUMPTION OF LIABILITIES

         4.1 Assumed Liabilities. Seller shall transfer the Purchased Assets to Buyer free and clear of all Encumbrances and Buyer shall not, by virtue of its purchase of the Purchased Assets or otherwise, assume or become responsible for any Liabilities of Seller or any other Person, except for, and only for, the following (the "Assumed Liabilities"):

             (a) Liabilities of Seller under the Assumed Leases identified in
Schedule 2.1(a) and the Contracts identified in Schedule 2.1(e), but only to the extent such Assumed Leases and Contracts are transferred to Buyer and only to the extent such Liabilities relate to the period from and after the Closing; and

             (b) The Accounts Payable of Seller, but only to the extent: (i) included in Net Tangible Assets; and (ii) due and owing to non-Related Persons. In no event shall Buyer assume any amounts due and owing to Related Persons including, without limitation, such amounts set forth in the Interim Financial Statements).

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         4.2 Excluded Liabilities. Notwithstanding any other provision of this
Agreement or any Ancillary Agreement, and regardless of any disclosure to Buyer, Buyer shall not, except as expressly set forth in Section 4.1, assume any liability, obligation or commitment of Seller, whether express or implied, liquidated, absolute, accrued, contingent or otherwise, or known or unknown.

                                   ARTICLE 5

                                    CLOSING

         5.1 Closing. The closing of the purchase and sale of the Purchased Assets (the "Closing") shall take place at 10:00 a.m., local time, at the offices of Seller at 133 New Bridge Road, #24-03, Chinatown Point, Singapore 059413, within five (5) Business Days after the conditions set forth in Articles 9 and 10 have been satisfied or waived or on such other place and time or on such other date as may be mutually agreed upon by Buyer and Seller. The date upon which the Closing shall occur shall be referred to in this Agreement as the "Closing Date." The conveyance of the Purchased Assets and the assumption of the Assumed Liabilities shall be effective as of 7:00 a.m., local time, on the Closing Date (the "Effective Time").

         5.2 Deliveries by Seller. At the Closing, Seller shall execute and deliver the following:

             (a) A general assignment and assumption in form and substance satisfactory to Buyer, transferring to Buyer all of Seller's right, title, and interest in the Purchased Assets (including an assignment of all trademarks, trade names, service marks and Intellectual Property);

             (b) The Business Records;

             (c) The Permits to the extent that they are assignable to the Buyer;

             (d) An employment agreement between the Buyer and each Shareholder in the form of Exhibit B hereto (the "Employment Agreements") duly executed by each Shareholder;

             (e) A certificate of the Seller and each Shareholder to the effect that: (i) all representations and warranties made by the Seller and the Shareholders under this Agreement are true and correct as of the Closing Date, as though originally given to Buyer on the Closing Date; (ii) the Seller and the Shareholders have performed all obligations to be performed by them under this Agreement prior the Closing Date; and (iii) the conditions precedent identified in Article 9 have been satisfied;

             (f) A certificate signed by the Seller to the effect that (A) such Seller understands that the sale of Stonepath Shares to such Seller has not been registered under the Securities Act or the securities laws of any other jurisdiction and that such shares may not be resold without such registration or an exemption therefrom, (B) such Seller shall not resell such shares in the

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absence of such registration or an exemption therefrom, and (C) such Seller is acquiring such shares for investment purposes only and not with the view to the distribution thereof;

             (g) Copies of all resolutions adopted by the Seller and the Shareholders authorizing the transactions contemplated by this Agreement in accordance with Section 160 of the Companies Act, Cap. 50;

             (h) All cash, marketable securities, and other cash equivalents, or such forms which shall provide Buyer with the right to have all accounts in which such cash, marketable securities, or other cash equivalents are held transferred to Buyer;

             (i) Evidence satisfactory to Buyer that Seller has changed its name to a name which bears no resemblance to "G Link Express";

             (j) All consents required for the transfer and assignment of the Purchased Assets to Buyer; if any;

             (k) Such additional instruments of conveyance and transfer as Buyer may reasonably request in order to more effectively vest in Buyer the Purchased Assets;

             (l) Confirmation by Seller as to the absence of any Indebtedness as of the Closing Date; and

             (m) An interim operating agreement between Seller and Buyer in the form of Exhibit C hereto (the "Interim Operating Agreement").

         5.3 Deliveries by Buyer. At the Closing, Buyer shall execute and/or deliver the following:

             (a) The Closing Date Cash Payment via wire transfer in accordance with instructions provided by the Seller no less than three Business Days prior to the Closing Date;

             (b) The Stonepath Shares to be delivered at the Closing pursuant to
Section 3.2(b);

             (c) The Option Shares to be delivered to the Company Secretary at the Closing pursuant to Section 3.3;

             (d) The Employment Agreements duly executed by the Buyer;

             (e) A certificate of the Buyer to the effect that: (i) all representations and warranties made by the Buyer under this Agreement are true and correct as of the Closing Date, as though originally given to Seller on the Closing Date; (ii) the Buyer has performed all obligations to be performed by it under this Agreement prior the Closing Date; and (iii) the conditions precedent identified in Article 10 have been satisfied;

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

             (f) Copies of all resolutions adopted by the board of directors of the Buyer and of Stonepath Group authorizing the transactions contemplated by this Agreement; and

             (g) The Interim Operating Agreement duly executed by Buyer.

         5.4 Contemporaneous Effectiveness. All acts and deliveries required by this Article 5, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act or delivery, and none of such acts or deliveries will be effective until the last of the same has occurred.

                                   ARTICLE 6

          REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS

         To induce Buyer to enter into this Agreement, Seller and the Shareholders, jointly and severally, hereby make the following representations and warranties to Buyer. The disclosure schedules (the "Schedules") attached hereto are numbered to correspond to the various sections of this Article 6 setting forth certain exceptions to the corresponding representations and warranties contained in this Article 6 and certain other information required by this Agreement. Any claim or liability arising in connection with the provisions of this Article 6 against the Seller or any Shareholder shall be limited in accordance with the terms of Article 11 hereof.

         6.1 Organization, Good Standing and Power.

             (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, has all requisite power and authority to conduct its business, and has all requisite power and authority to own, lease, and operate the Purchased Assets and to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and to perform all of the obligations to be performed by it pursuant to this Agreement. Seller is duly qualified or licensed to do business and in good standing as a foreign corporation in each of the jurisdictions in which the nature of its business or the character of the properties and assets which it owns or leases makes such qualification or licensing necessary, except where the failure to be so qualified, licensed, or in good standing would not have a material adverse effect on the Business or the Purchased Assets. Each jurisdiction in which Seller is qualified or licensed to do business is set forth in Schedule 6.1. Seller has not, during the six (6) year period immediately preceding the date hereof, changed its name, been the surviving entity of a merger, consolidation or other reorganization, or acquired all or substantially all of the assets of any person or entity. Schedule 6.1 sets forth all assumed names under which the Seller or such predecessors have conducted business.

             (b) The copies of the Seller's memorandum and articles of association and other corporate records and governing instruments attached hereto as Schedule 6.1 are true, correct and complete and each includes all amendments to the date hereof. The Seller's minute books, as made available to Buyer, contain a true, complete and correct record of all corporate action taken on or prior to the date hereof at the meetings of its shareholders and directors and committees thereof. The share register of the Seller, as made available to Buyer for inspection, are true, correct and complete, and accurately reflect, at the date hereof, the ownership of the outstanding share capital of the Seller.

         6.2 Authorization of Agreement and Enforceability. The Shareholders and Seller have the full capacity, power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and hereof. This Agreement and the Ancillary Agreements have been duly authorized, executed and delivered by the Shareholders and Seller and are legal, valid and binding obligations of the Shareholders and Seller, enforceable against each of them in accordance with their terms. No notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Persons (including Governmental Authorities) are necessary to be made or obtained by the Shareholders or Seller in connection with the execution, delivery or performance by the Shareholders or Seller of this Agreement or the Ancillary Agreements provided the Permits are not transferred from the Seller. This Agreement constitutes, and the Ancillary Agreements when executed will constitute, legal, valid and binding obligations of Seller and the Shareholders, enforceable against them in accordance with their terms.

         6.3 No Violation; Consents. Seller is not in default under or in violation of any provision of (a) its articles of incorporation or bylaws, or
(b) any material provision of any agreement, understanding, arrangement, indenture, contract, lease, sublease, license, sublicense, franchise, loan agreement, note, restriction, obligation or liability to which it is a party or by which it is bound or to which it or its assets are subject (individually, an "Instrument" and collectively, the "Instruments"). Except as set forth on
Schedule 6.3, neither the execution and delivery of this Agreement or the Ancillary Agreements by the Shareholders or Seller, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the terms hereof or thereof, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of formation or operating agreement of Seller, nor (ii) violate, conflict with or result in a breach of or default under any material provision of the terms, conditions or provisions of any Instrument, nor (iii) accelerate or give to others any interests or rights, including rights of acceleration, termination, modification or cancellation, under any Instrument, nor (iv) result in the creation of any Encumbrance on the Purchased Assets, nor (v) conflict with, violate or result in a breach of or constitute a default under, any Applicable Law to which Seller or the Shareholders or any of its or their assets or properties is subject, nor (vi) require the Shareholders or Seller to give notice to, or obtain an authorization, approval, order, license, franchise, declaration or consent of, or make a filing with, any Governmental Authority or any other Person with respect to Permits, licenses, authorizations, etc. that are otherwise to be transferred from the Seller.

         6.4 Capitalization. The authorized share capital of the Seller consists of S$500,000 divided 500,000 ordinary share at par of S$1 each, of which 120,000 ordinary shares are issued and outstanding. All of the shares are held beneficially and of record by the Shareholders. There are no authorized or outstanding options, warrants, convertible securities, subscription rights, puts, calls, unsatisfied pre-emptive rights or other rights of any nature to purchase or otherwise receive, or to require the Seller to purchase, redeem or acquire, any shares or other securities of the Seller and there is no outstanding security of any kind convertible into such shares.

         6.5 Taxes.

Except as set forth on Schedule 6.5 attached hereto:

             (a) Seller (i) has timely and properly filed or caused to be filed all Tax Returns which it is or has been required to file on or prior to the date hereof, by any jurisdiction to which it is or has been subject, all such tax returns being true and correct and complete in all respects, (ii) has timely paid or caused to be paid in full all Taxes which are or have become due and payable to all taxing authorities with respect to such returns and periods,
(iii) has made or caused to be made all withholdings of Taxes required to be made by it, and such withholdings have either been paid to the appropriate governmental agency or set aside in appropriate accounts for such purpose, and
(iv) has otherwise satisfied, in all material respects, all applicable laws and agreements with respect to the filing of Tax Returns and the payment of Taxes.

             (b) There are no unassessed Tax deficiencies proposed or threatened against Seller, nor are there any agreements, waivers, or other arrangements providing for extension of time with respect to the assessment or collection of any Tax against Seller or any actions, suits, proceedings, investigations or claims now pending against the Seller with respect to any Tax, or any matter under discussion with any governmental authority relating to any Taxes.

             (c) Schedule 6.5 identifies all audits of Seller's Tax Returns, if any, including a reasonably detailed description of the nature and outcome of each audit.

             (d) Seller has withheld and paid all taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, member, or any other third party for which withholding obligations are imposed.

         6.6 Financial Statements.

             (a) Schedule 6.6 hereto contains true and correct and complete copies of the audited financial statements of Seller for its two most recently completed fiscal years ended December 31, 2001, and December 31, 2002 (the "Annual Financial Statements") and unaudited financial statements of Seller for the three (3) month period ending March 31, 2003 (the "Interim Financial Statements" and collectively with the Annual Financial Statements, the "Financial Statements"). The Financial Statements have been prepared in conformity with GAAP applied on a consistent basis (other than the lack of footnote disclosures), and present fairly the financial position and results of operations and cash flows of Seller at the dates and for the periods covered by such Financial Statements. All liabilities and obligations of Seller outstanding as of the dates of the Financial Statements required to be reflected as liabilities in accordance with GAAP have been included in the Financial Statements. There have been no material changes in the financial condition, assets, liabilities, or results of operations of Seller from March 31, 2003 to the date hereof, except changes in the Ordinary Course of Business, none of which, either singly or in the aggregate, has been materially adverse. Since March 31, 2003, Seller has conducted its business in a normal and customary manner. The books and records of the Seller from which the Financial Statements were prepared properly and accurately record the transactions and activities which they purport to record. As of the Closing Date, Seller shall have no Indebtedness.

             (b) Seller has not engaged in any transaction, maintained any bank account, or used any corporate funds except for the transactions, bank accounts or funds which have been and are reflected in Seller's books and records.

             (c) Seller maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management's authorization, (ii) transactions are recorded as necessary to permit preparation of Seller's financial statements and to maintain accountability for Seller's assets, (iii) access to Seller's assets is permitted only in accordance with management's authorization, (iv) the reporting of Seller's assets is compared with existing assets at regular intervals, and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

         6.7 Absence of Undisclosed and Contingent Liabilities.

             (a) Seller has no material Liabilities except (i) Liabilities which are reflected and properly reserved against in the Financial Statements, (ii) Liabilities incurred in the Ordinary Course of Business since March 31, 2003, and (iii) Liabilities arising under the Contracts set forth in the Schedules or which are not required to be disclosed on such Schedules and which have arisen in the Ordinary Course of Business.

             (b) None of the Liabilities described in this Section 6.7 relates to any breach of contract, breach of warranty, tort, infringement or violation of law, or arose out of any action, order, writ, injunction, judgment, or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute attributable to any material Liabilities.

             (c) The reserves for Liabilities set forth on the balance sheets included in the Financial Statements are reasonable.

         6.8 Absence of Certain Changes or Events. Since December 31, 2002, Seller has not:

             (a) Suffered the occurrence of a Material Adverse Change; or

             (b) Entered into any transaction or made any commitments (for capital expenditures or otherwise) other than in the Ordinary Course of Business.

         6.9 Guarantees.

         Except as set forth on Schedule 6.9, the Seller has not guaranteed, become surety or contingent obligor for or assumed any obligation, debt or dividend of any Person; and no assets of the Seller are or have been pledged, hypothecated, delivered for safekeeping, subjected to a security interest or otherwise provided in any way as security for payment or performance of any obligation of a Person other than the Seller.

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

         6.10 Customers. Customers. Set forth on Schedule 6.10 is a list of the 10 largest customers of the Company based on the percentage of revenue represented by those customers for 2002 and through the Closing Date. No material customer of the Company (i.e., one that accounts for more than 5% of the business of the Company) has since the date of this Agreement canceled, terminated or threatened to cancel or otherwise terminate, his, her, or its relationship with the Company, except that the mix of the Company's customers changes from time to time in the ordinary course of business.

         6.11     Real Property.

             (a) Leased Real Property. The Company is the lessee of properties under the real estate leases described on Schedule 6.11 hereto. True, correct and complete copies of said leases and any amendments, extensions and renewals thereof have heretofore been delivered by the Seller to Buyer. Said leases are valid and binding and in full force and effect, gives to the Buyer the right to occupy and use the premises without disturbance, and are not in default as to the payment of rent or otherwise. The consummation of the transactions contemplated by this Agreement will not constitute an event of default under any of said leases and the continuation, validity and effectiveness of such leases will not be adversely affected by the transactions contemplated by this Agreement

             (b) Owned Real Property. The Seller does not own any real property or any interest therein.

         6.12 Tangible Personal Property. Seller owns or has the right to use all personal property presently utilized in its Business, (the "Tangible Personal Property"). Except as set forth on Schedule 6.12 hereto and except for property disposed of in the Ordinary Course of Business of Seller, Seller has all right, title and interest in, and good title to, the Tangible Personal Property free and clear of any Encumbrance of any kind or nature whatsoever, and all of such Tangible Personal Property is to be included in the Purchased Assets.. Except as set forth on Schedule 6.12, with respect to each item of Tangible Personal Property, (i) there are no leases, subleases, licenses, options, rights, or concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of Tangible Personal Property, (ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of Tangible Personal Property or portion thereof or interest therein, and (iii) there are no parties other than Seller which are in possession of or are using such Tangible Personal Property. True, complete and correct copies of all leases and licenses relating to the Tangible Personal Property have heretofore been delivered by Seller to Buyer.

         6.13 Condition of Buildings and Tangible Personal Property. All of the premises occupied and the items of Tangible Personal Property are in good working order (ordinary wear and tear excepted), are free from any material defect to which Seller or either Shareholder have actual knowledge, and have been maintained in all material respects in accordance with the past practice of the Business and generally accepted industry practice, and no repairs, replacements or regularly scheduled maintenance relating to any such item has been deferred. All leased personal property of the Business is in all material respects in the condition required of such property by the terms of the lease applicable thereto.

         6.14     Material Contracts.

             (a) Schedule 6.14 contains a true, correct, and complete list of all of the material contracts of Seller which shall consist of all agreements, leases, licenses, contracts, obligations, promises, commitments, arrangements, understandings, or undertakings, (whether oral or written or express or implied) to which Seller is a party, under which the Seller may become subject to any obligation or liability, or by which the Seller or any of its assets may become bound (collectively, the "Material Contracts") that satisfy any of the following:

                  (i) each arrangement, agreement, contract or understanding that involves performance of services or delivery of goods or materials by Seller in an amount or for a value in excess of $20,000;

                  (ii) each arrangement, agreement, contract or understanding that was not entered into in the Ordinary Course of Business;

                  (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other arrangement, agreement, contract or understanding affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $20,000 and with terms of less than one year);

                  (iv) each licensing agreement or other arrangement, agreement, contract or understanding with respect to patents, trademarks, copyrights, or other intellectual property (regardless of whether Seller is the licensee or licensor thereunder), including agreements with current or former employees, consultants, or contractors regarding the appropriation or the nondisclosure of any intellectual property assets of Seller;

                  (v) each collective bargaining agreement or other arrangement, agreement, contract or understanding with any labor union or other employee representative of a group of employees;

                  (vi) each joint venture, partnership, and other arrangement, agreement, contract or understanding (however named) involving a sharing of profits, losses, costs, or liabilities by Seller with any other Person;

                  (vii) each arrangement, agreement, contract or understanding containing covenants that in any way purport to restrict the business activity of Seller;

                  (viii) each arrangement, agreement, contract or understanding providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                  (ix) each power of attorney that is currently effective and outstanding;

                  (x) each arrangement, agreement, contract or understanding for capital expenditures in excess of $20,000;

                  (xi) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by Seller other than in the Ordinary Course of Business;

                  (xii) each confidentiality and non-disclosure agreement (whether Seller is the beneficiary or the obligated party thereunder);

                  (xiii) each employment contract, consulting contract, or severance agreement, including contracts (A) to employ or terminate officers or other personnel and other contracts with present or former officers or directors of Seller or (B) that will result in the payment by, or the creation of, any material Liability of Seller, the Shareholders, or Buyer to pay any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                  (xiv) each arrangement, agreement, contract or understanding with a Related Person;

                  (xv) any other arrangement, agreement, contract or understanding under which the consequences of a default or termination would reasonably be expected to have a Material Adverse Effect on the Business or Seller; and

                  (xvi) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

             (b) True, correct and complete copies of each Material Contract listed in Schedule 6.14 have been made available to Buyer. Except as otherwise set forth on Schedule 6.14; (i) all of the Material Contracts are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms; (ii) neither Seller nor any other party is in default or in arrears under the terms of any material provision of a Material Contract, and no condition exists or event has occurred to which the Seller or either Shareholder has actual knowledge which, with the giving of notice or lapse of time or both, would constitute a default thereunder; (iii) Seller has fulfilled, or taken action to fulfill when due, all of its material obligations under each of the Material Contracts; neither Seller nor the Shareholders have any reason to believe that the products or services called for by any executory Material Contract cannot be supplied in accordance with the terms of such Material Contract, and there is no reason to believe that any unfinished Material Contract will, upon performance by Seller, result in a material loss by Seller;

and (v) to the best of Seller's and the Shareholders' knowledge, Seller has not committed any act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, material Liability for breach of warranty (whether or not covered by insurance) on the part of Seller with respect to services rendered or products sold by Seller.

         6.15 Title to Purchased Assets; Absence of Encumbrances; Sufficiency. Seller owns and will transfer to Buyer at the Closing good, marketable and indefeasible title to all of the Purchased Assets, free and clear of all Encumbrances. The Purchased Assets are all of the assets (other than the Excluded Assets) that are used, necessary for use, held for use or intended to be used in the operation or conduct of the Business as currently conducted or as currently proposed to be conducted.

         6.16 Intellectual Property Matters. The corporate name of Seller and the trade names and service marks listed in Schedule 6.16 are the only names and service marks which are used by the Seller in the operation of the Business.
Schedule 6.16 includes an identification of all Intellectual Property used in the Business. Except as noted on Schedule 6.16, Seller owns, or has enforceable rights to use all Intellectual Property presently in use by it and necessary for the operation of the Business as now being conducted or as proposed to be conducted; there are no outstanding licenses or consents granting third parties the right to use the Intellectual Property of Seller; Seller has received no notice of any adversely held patent, invention, trademark, copyright, service mark or trade name, or trade secret of any Person, or any claims of any other Person relating to any of the Intellectual Property; there is no presently known threatened infringement of any such Intellectual Property; the manufacture, sale or use of any products or services now or heretofore provided by Seller did not and to the best of Seller's knowledge, does not infringe (nor has any claim been made that any such action infringes) the intellectual property rights of others.

         6.17     Licenses and Permits.

             (a) The Seller has secured all Permits necessary for the conduct of the Business, except for those Permits, the absence of which, either alone or in the aggregate, would not have a Material Adverse Effect upon the Business or the Seller. With respect to each Permit, (a) such Permit is in full force and effect, (b) the Seller (or other designated permittee or licensee thereunder) is in compliance with the terms, provisions and conditions thereof, (c) there are no outstanding violations, notices of noncompliance therewith, judgments, consent decrees, orders or judicial or administrative action(s) or proceedings(s) affecting such Permit, and (d) no condition exists and no event has occurred which (whether with or without notice, lapse of time or the occurrence of any other event) would permit the suspension or revocation of such Permit other than by expiration of the term set forth therein.

             (b) All Permits included in the Purchased Assets are validly held by Seller and Seller has complied in all material respects with all terms and conditions thereof. During the past five years, Seller has not received notice of any Proceedings relating to the revocation or modification of any such Permit. None of such Permits will be subject to suspension, modification, revocation or non-renewal as a result of the execution and delivery of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

         6.18     Compliance with Laws.

             (a) Seller is in compliance with all Applicable Laws, including those relating to occupational health and safety or the environment, the noncompliance of which would result in a Material Adverse Change to the Business. Seller has not received any communication during the past five years from a Governmental Authority that alleges that the Seller is not in compliance with any Applicable Laws. Seller has not received any written notice that any investigation or review by any Governmental Authority with respect to any Purchased Asset or the Business is pending or that any such investigation or review is contemplated. The current use by Seller of the plants, offices and other facilities located on Leased Premises does not violate any local zoning or similar land use or government regulations which would result in a Material Adverse Change to the Business.

             (b) Seller has at all times conducted, and is presently conducting, the Business so as to comply with all laws, ordinances and regulations applicable to the ownership or use of the Purchased Assets.

             (c) Neither Seller nor any director, officer, agent, employee or other Person associated with or acting on behalf of the Seller has violated any provision of the Foreign Corrupt Practices Act of 1977 or any other laws regarding corrupt practices where such activities would have an adverse effect on the Purchased Assets or the Business.

         6.19 Absence of Certain Business Practices. Except for customer or prospective customer entertainment occurring in the Ordinary Course of Business, neither Seller nor to the best of Seller's knowledge, any Person authorized to act on its behalf, has within the past six (6) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Seller or the Business (or assist Seller in connection with any actual or proposed transaction) which (i) would subject Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, would have had a material adverse effect on Seller or the Business, or
(iii) if not continued in the future, would adversely affect the financial condition, Business or operations of the Buyer or its Affiliates, or (iv) might subject Seller to suit or penalty in any Proceeding.

         6.20 Legal Proceedings. Except as set forth on Schedule 6.20, there are no actions, suits or proceedings at law or in equity, or arbitration proceedings, or claims, demands or investigations, pending or to the best of Seller's knowledge, threatened (i) against or involving the Seller or any of its officers, directors or employees (in their capacity as such), (ii) which seeks to enjoin or obtain damages in respect of the transactions contemplated by this Agreement, or (iii) which would prevent the Seller from consummating the transactions contemplated by this Agreement. There are no proceedings pending or to the best of Seller's knowledge, threatened against or involving the Seller by or before any Governmental Authority (including but not limited to any Governmental Authority concerned with control of foreign exchange, energy, environmental protection or pollution control, franchising or other distribution arrangements, antitrust or trade regulation, civil rights, labor or discrimination, wages and hours, safety or health, zoning or land use). The Seller is not in violation of any Injunction of any Governmental Authority.

         6.21     Labor and Employment Matters.

             (a) Schedule 6.21 contains a complete list of all employment arrangements, all work rules, all pension, retirement, profit sharing and bonus plans or promises, and all deferred compensation, health, welfare, all severance management, and other similar plans or promises for the benefit of any employees of the Company ("Employee Benefit Plans"). The Company at present is not, and during the five (5) year period preceding the Closing Date will not have been, a party to any collective bargaining agreement. True, correct and complete copies of each Employee Benefit Plan have heretofore been delivered by the Company to Purchaser.

             (b) A list of all employees of the Company is set forth on Schedule
6.21. The current salaries, job descriptions, and locations of such employees are also set forth in Schedule 6.21.

             (c) The Company is not obligated to and does not (directly or indirectly) provide death benefits or health care coverage to any former employees or retirees.

             (d) The Company has complied with all Applicable Laws respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security or insurance and similar taxes. The Company is not engaged in any unfair labor practice.

             (e) The Company has not entered into any severance or similar arrangement in respect of any present or former employee that will result in an obligation (absolute or contingent) of the Company to make any payment to any present or former employee following termination of employment or upon consummation of the transactions contemplated by this Agreement.

             (f) Seller is not a party to, or bound by, any labor agreement or collective bargaining agreement or other similar arrangement with any labor organization, group, union or association.

             (g) No collective bargaining agreement is being negotiated by Seller. There is no pending or to the best of Seller's knowledge, threatened labor dispute, strike, work stoppage, lock-out or other labor action against or affecting Seller. Seller has not committed any unfair labor practice. There is no pending or to the best of Seller's knowledge, threatened charge or complaint against Seller by or before the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable agency of any other State of the United States.

         6.22 Effect of Transaction. No creditor, employee, client, customer or other Person having a material business relationship with Seller has informed Seller that such Person intends to change such relationship because of the purchase and sale of the Purchased Assets or the consummation of any other transaction contemplated hereby.

         6.23 No Finder. Seller has not taken any action that would give to any Person a right to a finder's fee or any type of brokerage commission in relation to, or in connection with, the transactions contemplated by this Agreement other than Albion International Services, Inc. and Seller shall be responsible for any such fee or commission payable to Albion International Services, Inc.

         6.24 No Fraudulent Conveyance. Seller is entering into this Agreement and the transactions contemplated hereby without the intent to hinder, delay, or defraud any creditor of Seller. This Agreement provides for the receipt by Seller of reasonable value for the Purchased Assets. Seller is, after giving effect to the transactions contemplated hereby, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or by completion of the transactions contemplated hereby.

        6.25 Insurance. The Seller has for a period of at least three (3) years maintained insurance coverage covering the operations of its Business and the errors or omissions of its personnel with policy limits sufficient to cover any claims that have arisen or could arise in the future. There is no claim by the Seller pending under any of such policies as to which coverage has been questioned or denied.

        6.26 Accounts Receivable. All the Accounts Receivable (a) represent actual indebtedness incurred by the applicable account debtors and (b) have arisen from bona fide transactions in the ordinary course of the Businesses. All the Accounts Receivable are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected on the Net Tangible Assets Statement. Since March 31, 2003, there have not been any write-offs as uncollectible of any receivables, except for write-offs in the Ordinary Course of the Business and consistent with past practice.

         6.27 Certain Securities Law Representations. Seller hereby acknowledges, represents and warrants to Buyer that:


             (a) Seller understands that Stonepath Shares to be issued to Seller hereunder have not been and will not be registered under the Securities Act, and may not be offered or sold except in accordance with all applicable federal and state securities laws of the United States of America.

             (b) Without in any way limiting the representations set forth herein, Seller further agrees not to make any disposition of all or any portion of the Stonepath Shares unless and until:

                  (i) the restrictions imposed by Section 8.21 hereof have expired;

                  (ii) (A) Seller shall have notified Buyer of the proposed disposition and shall have furnished both Buyer with a detailed statement of the circumstances surrounding the proposed disposition and (B) if reasonably requested by Buyer, Seller shall have furnished Buyer with an opinion of counsel, reasonably satisfactory to Buyer, that such disposition will not require registration under the Securities Act; and

                  (iii) Buyer shall be satisfied that such proposed disposition complies in all respects with Rule 144 or Rule 145 under the Securities Act or any successor rule providing a safe harbor for such disposition without registration.

             (c) Seller is not a citizen or resident of the United States of America, is not a U.S. Person (as that term is defined in Regulation S of the United States Securities and Exchange Commission) and is not acquiring the securities for the account or benefit of any U.S. Person.

             (d) Seller is acquiring the Stonepath Shares for investment for his account, not as a nominee or agent, and not with a view to the distribution of any part thereof; Seller has no present intention of selling, granting any participation in or otherwise distributing any of the Stonepath Shares in a manner contrary to Section 8.21 hereof, the Securities Act, or any applicable state securities or Blue Sky law, nor does Seller have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant a participation to such Person or to any third person with respect to any of the Stonepath Shares.

             (e) Seller understands that the certificate evidencing the Stonepath Shares will bear the following or a comparable legend:

             The securities evidenced by this certificate have not been registered under the U.S. Securities Act of 1933, as amended (the "Act"), or applicable U.S. state securities laws, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless and until (i) the restrictions imposed by that certain Asset Purchase Agreement dated August 8, 2003, by and between, among others, the holder of the securities and this corporation, (ii) this corporation receives an opinion of legal counsel for the holder of the securities reasonably satisfactory to this corporation stating that such transaction is exempt from registration, or (iii) this corporation otherwise satisfies itself that such transaction is exempt from registration.

             (f) Seller acknowledges that Stonepath will refuse to register any transfer of the Stonepath Shares if such transfer is not made in accordance with the legend set forth above.

             (g) Seller has reviewed such quarterly, annual and periodic reports of Stonepath Group, Inc. as have been filed with the United States Securities and Exchange Commission and that he has such knowledge and experience in financial and business matters that he is capable of utilizing the information set forth therein, concerning Stonepath Group, Inc. to evaluate the risk of investing in the Stonepath Shares. Seller has been afforded adequate opportunity to review and is familiar with said reports and has based his decision to invest in the Stonepath Shares solely on the information contained therein and the information contained within this Agreement, and has not been furnished with any other literature, prospectus or other information except as included in said reports or this Agreement.

             (h) Seller has been given adequate opportunity to ask questions about Stonepath Group, Inc. and is satisfied that any information about Stonepath Group, Inc. and the Stonepath Shares have been answered to its satisfaction.

             (i) Seller is able to bear the economic risks of an investment in the Stonepath Shares; its overall commitment to his investments which are not readily marketable is not disproportionate to its net worth.

             (j) Seller understands that no Governmental Authority has approved or disapproved the Stonepath Shares, passed upon or endorsed the merits of the transfer of such shares set forth within this Agreement or made any finding or determination as to the fairness of such shares for investment.

         6.28 Relationship With Related Persons. The Shareholders, directors, officers, and employees of Seller, and their Related Persons do not have any interest in any of the properties or assets of or used by Seller and do not own, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that (i) has had business dealings or a material financial interest in any transaction with Seller, or (ii) has engaged or is engaged in competition with Seller with respect to any line of products or services of Seller in any market presently served by the Seller (a "Competing Business") (except for the ownership of less than three percent (3%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market). Except as set forth on Schedule 6.28, no Shareholder, and no director, officer, or employee of the Seller and none of their Related Persons is a party to any contract with, or has any claim against, Seller or the Purchased Assets. All money owed by seller to its shareholders, directors or officers, or their Related Persons, (other than for salary) are for bona fide debts and are set forth in Schedule 6.28.

         6.29 Completeness and Accuracy. All information set forth on any Schedule hereto provided by Seller is true, correct, and complete. No representation or warranty of Seller contained in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements made therein not misleading. All contracts, Permits, and other documents and instruments furnished or made available to Buyer by Seller are or will be true, complete, and accurate copies of the originals and include all amendments, supplements, waivers, and modifications thereto. There is no fact, development or threatened development (excluding general economic factors affecting the Business in general) that Seller has not disclosed to Buyer in writing that materially adversely affects or, so far as Seller can foresee, may materially adversely affect, the Business or the Purchased Assets. Any disclosure made herein or pursuant to a Schedule attached hereto by the Seller or a Shareholder shall be considered a disclosure for purposes of all representations and warranties made hereunder by the Seller and the Shareholders even if such disclosure does not cross-reference a particular provision of this Agreement.

                                   ARTICLE 7

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         To induce Seller to enter into this Agreement, Buyer hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to Seller. The disclosure Schedules attached hereto are numbered to correspond to the various sections of this Article 7 setting forth certain exceptions to the corresponding representations and warranties contained in this
Article 7 and certain other information required by this Agreement.

         7.1 Organization, Good Standing, Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own the Purchased Assets and to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all the obligations to be performed by it pursuant to this Agreement.

         7.2 Authorization of Agreement and Enforceability. Buyer has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the Ancillary Agreements, the performance by it of all terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and the Ancillary Agreements will constitute, legal, valid and binding obligations of Buyer, enforceable against it in accordance with their terms.

         7.3 No Violations; Consents. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time, or both) (i) violate any provision of the certificate of incorporation or bylaws of Buyer, (ii) violate or require any consent, authorization or approval of, or exemption by, or filing under any provision of any law, statute, rule or regulation to which Buyer is subject, (iii) violate any judgment, order, writ or decree of any court applicable to Buyer, (iv) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any contract, agreement or instrument to which Buyer is a party or any of its assets is bound or (v) result in the creation or imposition of any Encumbrance upon its assets, other than upon the Purchase Assets. In particular, the Buyer represents that it has all Permits necessary to allow the Business to be operated on and after the Closing Date without the necessity of transferring or assigning any Permits from the Seller to the Buyer.

         7.4 No Finder. Buyer has not taken any action which would give to any Person a right to a finder's fee or any type of brokerage commission in relation to, or in connection with, the transactions contemplated by this Agreement.



                                   ARTICLE 8

                                   COVENANTS

         8.1 Access and Cooperation. During the period from the date hereof through the Closing, Seller will afford to the officers and authorized representatives of Buyer, during reasonable business hours, access to all of its sites, properties, books and records as they pertain to the Purchased Assets and will furnish the Buyer with such additional information relating to the Purchased Assets as the Buyer may from time to time reasonably request. Seller will cooperate with the Buyer, and its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any governmental agency. Buyer and Seller will cooperate to minimize any disruption to the Business resulting from the obligations and rights provided herein.

         8.2 Continuance of Business. Except as otherwise expressly permitted by the terms of this Agreement, from the date of this Agreement to the Closing Date, Seller shall conduct its Business in the usual, regular or ordinary course in substantially the same manner as previously conducted (including, without limitation, with respect to advertising, promotions, capital expenditures and inventory and working capital levels) and use all reasonable efforts to keep intact the Business, keep available the services of its current employees and preserve its relationships with customers, suppliers, licensers, licensees, distributors and others with whom the Seller has dealings to the end that the Business shall be unimpaired at the Closing. Prior to the Closing Date, Seller shall not take any action that would, or that could reasonably be expected to, result in any of the conditions set forth in Article 9 not being satisfied. In addition (and without limiting the generality of the foregoing), except as otherwise expressly permitted or required by the terms of this Agreement, Seller shall not do any of the following in connection with the Business without the prior written consent of Buyer:

             (a) The Company shall not and shall not propose to: (a) declare, set aside or pay any dividend, on, or make other distributions in respect of, any of its share capital;

             (b) split, combine or reclassify any of its share capital or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its shares; redeem, repurchase or otherwise acquire any shares; or otherwise change its capitalization; provided, however, that the Company may distribute to its shareholders the non-current assets identified as "Other Assets" on the Company's balance sheet as of December 31, 2002, as included in the Financial Statements.

             (c) adopt or amend any Plan (or any plan that would be a Plan if adopted) or enter into, adopt, extend (beyond the Closing Date), renew or amend any collective bargaining agreement or other Contract with any labor organization, union or association, except in each case as required by Law;

             (d) grant to any executive officer or employee any increase in compensation or benefits that exceeds 20% of their current salary,

             (e) incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the Ordinary Course of Business; provided, however, that in no event shall Seller incur or assume any long-term indebtedness for borrowed money;

             (f) permit or allow any Purchased Asset to become subjected to any Encumbrance of any nature whatsoever;

             (g) cancel any material indebtedness owing to the Seller (individually or in the aggregate) or waive any claims or rights of substantial value;

             (h) sell, transfer or lease any of its assets;

             (i) make any change in any method of accounting or accounting practice or policy;

             (j) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets;

             (k) make or incur any capital expenditure that, individually, is in excess of $25,000 or make or incur any such expenditures which, in the aggregate, are in excess of $100,000;

             (l) sell, lease, license or otherwise dispose of any of its assets, except (A) inventory sold in the ordinary course of business and consistent with past practice and (B) any Excluded Asset;

             (m) enter into any lease of real property, except any renewals of existing leases in the Ordinary Course of Business, with respect to which Buyer shall have the right to participate;

             (n) modify, amend, terminate or permit the lapse of any lease of, or reciprocal easement agreement, operating agreement or other material agreement relating to, real property or

             (o) authorize any of, or commit or agree to take, whether in writing or otherwise, to do any of, the foregoing actions.

         8.3 Affirmative Covenants. Until the Closing, Seller shall:

             (a) maintain the Purchased Assets in the ordinary course of business in good operating order and condition, reasonable wear and tear excepted; and

             (b) upon any damage, destruction or loss to any Purchased Asset, apply any and all insurance proceeds received with respect thereto to the prompt repair, replacement and restoration thereof to the condition of such Purchased Asset before such event or, if required, to such other (better) condition as may be required by Law.

         8.4 Notification of Certain Matters. Seller and the Shareholders shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of
(a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its or their representations or warranties in this Agreement to be untrue or inaccurate in any material respect, and (b) any failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them under this Agreement. The delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the Party receiving such notice under this Agreement.

         8.5 Name Following Closing.

             (a) On or before the Closing, Seller shall change its name to a corporate name that bears no resemblance to its current name or to the name of Buyer or any Affiliates of Buyer.

             (b) After the Closing, Seller shall not, and shall cause its Affiliates to not, maintain any business, trade under, or make use of any name, trade name or trademark that bears a resemblance, or suggests a connection to:
(i) any trademark or service mark included in the Purchased Assets, including, without limitation, the name "G Link Express"; or (ii) any trade name of Buyer or any Affiliates of Buyer.

         8.6 Satisfaction of Conditions; Cooperation. The Shareholders and Seller shall use all commercially reasonable efforts to cause the conditions set forth in Article 9 to be satisfied. Buyer and Stonepath shall use all commercially reasonable efforts to cause the conditions set forth in Article 10 to be satisfied. Each Party to this Agreement agrees to cooperate fully with the other Parties and their counsel, accountants and other representatives and to use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonably practicable, to facilitate Closing of the transactions contemplated by this Agreement, and will refrain from a course of action inconsistent with this Agreement.

         8.7 Further Assurances. From and after the Closing Date, Seller shall, at the request of Buyer, (i) execute, acknowledge and deliver to Buyer, without further consideration, all such further assignments, conveyances, endorsements, deeds, special powers of attorney, consents and other documents, as Buyer may reasonably request to transfer to and vest in Buyer, and protect its rights, title and interest in, all the Purchased Assets and otherwise to consummate the transactions contemplated by this Agreement, and (ii) allow Buyer access to facilities in which the Purchased Assets were or are located to verify that the transfer of the Purchased Assets is taking place or has taken place as set forth in this Agreement.

         8.8 Confidentiality. On and after the Closing Date, Seller will not, except as may be required by law, rule, regulation, or court order, reveal, divulge or make known to any Person (other than Buyer and its agents and Affiliates) any information relating to the Business or the Purchased Assets, or use any such information for any purpose other than complying with Seller's obligations under this Agreement.

         8.9 Non-Competition Agreement. In consideration for the benefits to be received by the Shareholders as a result of the transactions contemplated by this Agreement, as well as in conjunction with the services to be rendered by the Shareholders to the Buyer after the Closing, the Buyer and the Shareholders shall enter into the Employment Agreements, which contain certain covenants by the Shareholders prohibiting competition with the Buyer at certain times

         8.10 Seller's Post-Closing Operation. Seller shall not after the Closing, (a) make any distribution to its Shareholders which would render it insolvent or which would leave it with assets which are unreasonably small in relation to any business it is engaged in or the Liabilities it has retained,
(b) engage in a business or transaction for which its assets are unreasonably small in relation to such business or transaction, or (c) incur debts beyond its ability to pay as they become due. The Parties hereto consent to the Seller making distributions to the Shareholders necessary to pay their state and federal tax obligations incurred in connection with the transaction contemplated by this Agreement, to the extent such distributions are not inconsistent with any of the terms above.

         8.11 Payment of Liabilities. Seller shall after the Closing pay and discharge, promptly and when due, all of its obligations and liabilities, other than the Assumed Liabilities, which, if unpaid, would create a liability on the part of Buyer or a lien on any of the Purchased Assets or render void or voidable the transfer of any of the assets to Buyer, and, to the extent necessary, shall apply the proceeds of the sale of the Assets to Buyer to such payment and discharge. At Buyer's request, Seller shall provide to Buyer evidence of such payment and discharge, in form and substance satisfactory to Buyer.

         8.12 Third Party Consents. Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, Assumed Lease, Permit, certificate, approval, authorization or other right, which by its terms or by Applicable Law is nonassignable without the consent of a Third Party or a Governmental Authority or is cancelable by a Third Party or a Governmental Authority in the event of an assignment ("Nonassignable Assets") unless and until such consents shall be given. Seller agrees to use all commercially reasonable efforts, with the cooperation of Buyer, where appropriate, to obtain such consents prior to Closing. To the extent permitted by Applicable Law, in the event consents to the assignment thereof cannot be obtained, such Nonassignable Assets shall be held, as and from the Closing Date, by Seller in trust for Buyer and the covenants and obligations thereunder shall be performed by Buyer in Seller's name and all benefits and obligations existing thereunder shall be for Buyer's account. Seller shall take at Seller's expense (not to exceed $5,000) such action in its name or otherwise as Buyer may reasonably request so as to provide Buyer with the benefits of the Nonassignable Assets and to effect collection of money or other consideration to become due and payable under the Nonassignable Assets, and Seller shall promptly pay over to Buyer all money or other consideration received by them with respect to all Nonassignable Assets.

         8.13 Non Solicitation of Other Offers. During the term of this Agreement, and for a period of ninety (90) days following the termination of this Agreement, the Shareholders and Seller will not, and will not permit their respective representatives, investment bankers, agents and affiliates to, directly or indirectly, (i) solicit or encourage submission of or any inquiries, proposals or offers by, (ii) participate in any negotiations with, (iii) afford any access to the properties, books or records of the Seller to, (iv) accept or approve, or (v) otherwise assist, facilitate or encourage, or enter into any contracts, agreements, arrangements or understandings with, any person or group (other than the Buyer and its affiliates, agents and representatives), in connection with any "Acquisition Proposal" (as hereafter defined). In addition, the Shareholders and Seller will not, and will not permit their respective representatives, investment bankers, agents and affiliates to, directly or indirectly, make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal made by any Person or group (other than the Buyer). In addition, the Shareholders and Seller will immediately cease any and all existing activities, discussions or negotiations with any parties with respect to any of the foregoing. The Shareholders will promptly notify Buyer if any offer is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made or any information is requested with respect to any Acquisition Proposal. For the purposes hereof, the term "Acquisition Proposal" shall mean any proposal relating to the possible acquisition of the Seller, whether by way of merger, purchase of capital stock of the Seller representing fifty percent (50%) or more of the voting power or equity of the Seller, or the purchase of all or substantially all of the assets of the Seller.

         8.14 Prohibition on Trading in Stonepath Group Stock. The Shareholders and Seller acknowledge that the United States securities laws prohibit any person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of Stonepath Group, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of Stonepath Group. Accordingly, the Shareholders agree that they will not purchase or sell any securities of Stonepath Group, or communicate such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of Stonepath Group, until no earlier than 72 hours following the filing of a Current Report on Form 8-K with the Securities and Exchange Commission announcing the Closing pursuant to this Agreement.

         8.15 Agreement Not To Compete.

             (a) Except for the scope of business as conducted as of the date of this Agreement by the entities set forth in Schedule 8.15 attached hereto, each Seller and each Shareholder hereby undertakes, jointly and severally, during, and for one (1) year after the end of, the Earn-Out Period, not to, and to procure that his or its Affiliates do not, in the Republic of Singapore or the Kingdom of Cambodia, either alone or in concert with others (i) provide, directly or indirectly, any product, or render, directly or indirectly, any services (whether as a representative, agent, independent contractor, consultant or advisor or any other similar relationship or capacity) to, any Person which provides products and/or services that are identical or similar to, or which otherwise competes with, any product and/or services offered from time to time by Buyer or any of its Affiliates, or which carries on a business identical or similar to, or which otherwise competes with, any business carried on by Buyer or its Affiliates from time to time (a "Company Competitor"); (ii) engage in any activity that would result in the promotion of a Company Competitor's business or its provision of goods or services in the Republic of Singapore or the Kingdom of Cambodia, or (iii) become interested, directly or indirectly, in any Company Competitor (including without limitation any interest as a proprietor, franchisee, partner, joint venturer, shareholder, principal, member, investor, trustee or any other similar relationship or capacity).

             (b) Independent of any obligation that Seller or any of the Shareholders may have under this Section 10, Seller and each Shareholder hereby jointly and severally agrees that during, and for one (1) year after the end of, the Earn-Out Period, not to, and to procure that his or its Affiliates do not, in the Republic of Singapore, the Kingdom of Cambodia or the Republic of Indonesia, either alone or in concert with others (i) solicit, induce or influence, or seek to or assist or refer others to or hold or facilitate discussions to, solicit, induce or influence, any Person which is engaged by Buyer or its affiliates, as an employee, agent, independent contractor, consultant or otherwise, to leave the employ of or engagement by Buyer or any of its Affiliates, or any successor or assign thereof; (ii) solicit, induce or influence, or seek to solicit, induce or influence, any customer, supplier or client of Buyer or any of its Affiliates, to cease being a customer, supplier or client of Buyer or any of their Affiliates, or otherwise change its relationship or volume or nature of business with Buyer or such Affiliate; (iii) recruit, hire or engage, or seek to assist or refer others to or hold or facilitate discussions to, recruit, hire or engage any Person who is or has been an employee or consultant or agent of Buyer or any of its Affiliates.

         8.16 Reasonableness of Covenants. The Seller and the Shareholders acknowledge and agree that the geographic scope and period of duration of the restrictive covenants contained in Section 8.15 of this Agreement (and similar provisions in the Employment Agreements) are both fair and reasonable and that the interests sought to be protected by the Buyer are legitimate business interests entitled to be protected. The Seller and the Shareholders further acknowledge and agree that the Buyer would not have purchased the Seller unless the Seller and Shareholders agreed to the covenants contained in such Section and in such Employment Agreements.

         8.17 Injunctive Relief. The Seller and the Shareholders agree that the remedy of damages at law for the breach by any of them of any of the covenants contained in this Agreement, including those in Section 8.15 (and similar provisions, if applicable, in the Employment Agreements), is an inadequate remedy. In recognition of the irreparable harm that a violation by the Shareholders or the Seller of such covenants would cause the Buyer, the Seller and the Shareholders agree that in addition to any other remedies or relief afforded by law, an injunction against an actual or threatened violation or violations may be issued against it and/or them and every other Person concerned thereby, it being the understanding of the parties that both damages and injunction shall be proper modes of relief and are not to be considered alternative remedies.

         8.18 Blue Pencil Doctrine. In the event that any restrictive covenant contained in this Article (or similar provisions in the Employment Agreements) shall be found by a court of competent jurisdiction to be unreasonable by reason of its extending for too great a period of time or over too great a geographic area or by reason of its being too extensive in any other respect, then such restrictive covenant shall be deemed modified to the minimum extent necessary to make it reasonable and enforceable under the circumstances.

         8.19 Termination of Seller's Employees.

             (a) Pursuant to the Interim Operating Agreement, Seller shall continue to employ all of its employees from and after the Closing Date until the termination of the Interim Operating Agreement whereupon Seller shall terminate the employment of all of its employees. Seller shall be solely responsible for any liabilities or obligations arising out of or in connection with such termination which pertain to periods of employment on or before the Closing Date, including severance payments and post-employment benefits due to such terminated employees and any fees, charges, fines or other expenses payable to any Governmental Authority with respect thereto. Seller shall enforce, for the benefit of Buyer, any confidentiality, noncompetition and non-solicitation covenants to which such terminated employees are parties or are otherwise bound. Effective as of the date of termination of the Interim Operating Agreement, Buyer shall make a written offer to employ all of the employees of Seller that were employed by Seller immediately prior to such date to work with the Business unless otherwise directed in writing by the Seller. Buyer shall then conclude new employment contracts with the employees stipulating that the day after the termination of the Interim Operating Agreement shall be the first working day. Buyer shall offer all employees employment on conditions as to compensation and monetary benefits that are at least comparable on an aggregated basis to those enjoyed at such date of termination, commencing the day after such date of termination and Buyer shall, with the assistance of Seller, comply with all existing laws and regulations of Singapore (including, without limitation, the Employment Act, Cap. 91 (if applicable)) in respect of but not limited to making the aforesaid offers of continued employment. Without limiting the generality of the foregoing, the employees' seniority (i.e. the relevant years of employment with Seller in Singapore will be transferred to Buyer.

             (b) Seller shall fully indemnify and keep indemnified Buyer against any claim for wrongful dismissal or redundancy or otherwise that may hereafter be made against Buyer by any person who was at any time an employee of Seller in connection with the Business, other than those employees who accept employment with Buyer, including any claims arising out of their terms of employment or under applicable employment laws and against any other claims arising from the termination of their employments; provided that Seller shall indemnify and keep indemnified Buyer against any such claims brought by any employees who accept employment with Buyer to the extent that such claims relate to or are referable to a period or periods of employment before the Closing Date other than any claim made by an employee for wrongful dismissal or redundancy where such employee accepts employment with the Buyer. Without limiting the foregoing, all liabilities and claims arising from the previous employment of an employee with Seller shall be the exclusive and sole responsibility of Seller.

         8.20 Continuation of Insurance Coverage. For a period of at least one year following the Closing Date, Seller will maintain in full force and effect all applicable insurance coverages covering the operations of the Business.

         8.21 Restriction on Resale of Stonepath Shares. All Stonepath Shares delivered under this Agreement shall be subject to restriction upon resale, transfer, assignment or pledge or other disposition for a period of one (1) year from the date of delivery under this Agreement.

         8.22 Collection of Accounts Receivable. After the Closing, Seller shall use its best efforts to assist Buyer in the collection of accounts receivable that arose prior to the Closing Date. To the extent that funds representing the payment of accounts receivable are received by Seller after the Closing Date, Seller shall account for and promptly forward such funds to Buyer. Seller shall indemnify and hold Buyer harmless against any loss, damage or diminution in value of such funds once received by Seller and prior to delivery to Buyer.


                                    ARTICLE 9

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         9.1 Conditions to Closing. The obligations of Buyer to be performed at the Closing are subject to the fulfillment at or prior to the Closing of each of the following conditions:

             (a) Accuracy of Representations and Warranties. The representations and warranties of Seller and the Shareholders contained in this Agreement shall be true in all material respects on and as of the Closing Date.

             (b) No Adverse Change. Since December 31, 2002, there shall have been no Material Adverse Change with respect to the Seller or the Business.

             (c) Performance of Agreement. Seller and the Shareholders shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by them at or prior to Closing.

             (d) Injunction. On the Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature in effect issued by a court of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as herein provided and no suit, action, investigation, inquiry or other legal or administrative proceeding by any governmental body or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which if successfully asserted might otherwise have a material adverse effect on the Purchased Assets or impose any additional material financial obligation on, or require the surrender of any material right, by Buyer.

             (e) Actions and Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for Buyer, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

             (f) Consents. Any third-party and governmental consents, approvals or authorizations necessary for the conveyance of the Purchased Assets or the operation of the Business by Buyer or the valid consummation of the transactions contemplated hereby shall have been obtained and the Stonepath Shares to be issued at the Closing shall have been approved for listing by the American Stock Exchange.

             (g) Approval of Acquisition. This transactions contemplated by this Agreement shall have been approved by LaSalle Business Credit, Inc., Buyer's principal lender, and by the Board of Directors of Buyer and Stonepath Group.

             (h) Availability of Employees. The employees of Seller identified by Buyer as material to the post-Closing operation of the Business have accepted offers of employment from Buyer.

             (i) Deliveries by the Seller and Shareholders. The Seller and the Shareholders shall have executed and delivered to Buyer at Closing the documents identified in Section 5.2 hereof.

             (j) Due Diligence Review. Buyer shall have concluded to its sole discretion, a satisfactory review of the Purchased Assets, personnel of Seller, prospects of the Business and financial condition of the Seller.

             (k) Concurrent Acquisition. Buyer's Affiliates shall have completed the acquisition of the assets of G Link Express (Cambodia) Pte Ltd., a Cambodian Company.

             (l) Agency and Servicing Agreement. The Buyer shall have entered into an Agency and Servicing Agreement, in a form to be agreed upon by and on such terms and conditions satisfactory to the Parties, with certain Affiliates of the Seller and the Shareholders operating businesses similar to the Seller's Business in Indonesia, Malaysia, Thailand, Myanmar and Vietnam.

                                   ARTICLE 10

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

         10.1 Conditions to Closing. The obligations of Seller to be performed at the Closing are subject to the fulfillment at or prior to the Closing of each of the following conditions:

             (a) Accuracy of Representations and Warranties. The representations and warranties of Buyer and the Stonepath Group contained in this Agreement shall be true in all material respects on and as of the Closing Date.

             (b) Performance of Agreement. Buyer and the Stonepath Group shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to Closing.

             (c) Injunction. On the Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature in effect issued by a court of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as herein provided and no suit, action, investigation, inquiry or other legal or administrative proceeding by any governmental body or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which if successfully asserted might impose any additional material financial obligation on, or require the surrender of any material right, by Seller.

             (d) Actions or Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for Seller, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

             (e) Consents. Any third-party and governmental consents, approvals or authorizations necessary for the conveyance of the Purchased Assets or the valid consummation of the transactions contemplated hereby shall have been obtained.

                                   ARTICLE 11

                            SURVIVAL; INDEMNIFICATION

         11.1 Survival. The representations, warranties, and covenants of the Parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing.

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

         11.2 Indemnification by Seller and the Shareholders. .Seller and the Shareholders shall, jointly and severally, defend and hold harmless Buyer and its Affiliates and each of their officers, directors, employees, stockholders, members, partners and agents, and the successors to the foregoing (and their respective Affiliates' officers, directors, employees, stockholders, members, partners, and agents) (each a "Buyer Indemnified Party") from and against any and all liabilities, damages, and losses, including, without limitation, diminution in the value of the Purchased Assets, lost profits and other consequential damages, punitive damages, and all costs and expenses, including, without limitation, reasonable attorneys' and consultants' fees and expenses ("Damages") incurred or suffered as a result of or arising out of (i) the inaccuracy of any representation or warranty made by Seller or the Shareholders in this Agreement or in any certificate or other writing delivered by Seller or any Shareholder pursuant hereto or in connection herewith, (ii) the breach of any covenant or agreement made or to be performed by Seller or any Shareholder pursuant to this Agreement, (iii) any attempt (whether or not successful) by any Person to cause or require any Buyer Indemnified Party to pay or perform, any liability or obligation of, or any claim against, Seller of any kind other than the Assumed Liabilities, or (iv) any claim relating to the transactions contemplated by this Agreement asserted against a Buyer Indemnified Party by a party to a contract or relationship with Seller (other than a transferred Contract) prior to the Closing.

         11.3 Indemnification by Buyer. Buyer shall indemnify, defend, and hold harmless Seller and its Affiliates and each of their officers, directors, employees, stockholders, members, partners and agents, and the Shareholders, and the successors to the foregoing (and their respective Affiliates' officers, directors, employees, stockholders, members, partners, and agents) (each a "Seller Indemnified Party") against Damages incurred or suffered as a result of or arising out of (i) the inaccuracy of any representation or warranty made by Buyer in this Agreement or in any certificate or other writing delivered by Buyer pursuant hereto or in connection herewith, or (ii) the breach of any covenant or agreement made or to be performed by Buyer pursuant to this Agreement.

         11.4 Third Party Claims. Promptly after an indemnified party has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person") or the commencement of any action or proceeding by a Third Person, such indemnified party shall, as a condition precedent to a claim with respect thereto being made against an indemnifying party, give the indemnifying party written notice of such claim or the commencement of such action or proceeding; provided, however, that the failure to give such notice will not relieve such indemnifying party from liability under this Article with respect to such claim, action or proceeding, except to the extent that the indemnifying party has been actually prejudiced as a result of such failure. The indemnifying party (at its own expense) shall have the right and shall be given the opportunity to associate with the indemnified party in the defense of such claim, suit or proceedings, provided that counsel for the indemnified party shall act as lead counsel in all matters pertaining to the defense or settlement of such claims, suit or proceedings. The indemnified party shall not, except at its own cost and provided that such action shall not adversely affect the indemnifying party, make any settlement with respect to any such claim, suit or proceeding without the prior consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. It is understood and agreed that in situations where failure of the indemnifying party to settle a claim expeditiously could have an adverse effect on the indemnified party, the failure of the indemnifying party to act upon the indemnified party's request for consent to such settlement within five (5) Business Days of the indemnifying party's receipt of notice thereof from the indemnified party shall be deemed to constitute consent by the indemnifying party of such settlement for purposes of this Section 11.4.

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

         11.5 Effect of Certain Matters. The right to indemnification, payment of damages or other remedy based on any representations, warranties, covenants and obligations contained in this Agreement will not be affected by and will survive any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representation, warranty, covenant or obligation.

         11.6 Other Remedies. The indemnification rights of any indemnified party under this Article 11 are independent of and in addition to such rights and remedies as such indemnified party may have at law, in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement under or in connection with this Agreement on the part of any Party, none of which rights or remedies shall be affected or diminished hereby. Buyer shall have the right to set off against any payment due under this Agreement any amount payable by Seller or a Shareholder to Buyer under this Agreement.

                                   ARTICLE 12

                                   TERMINATION

         12.1 Termination. This Agreement may be terminated at any time prior to Closing as follows:

             (a) at the election of Buyer, if there is a material breach of any of the representations and warranties of Seller contained in Article 6 and such breach cannot be, or has not been, cured within the earlier of (i) ten (10) days of its occurrence or (ii) the Closing Date;

             (b) at the election of Seller, if there is a material breach of any of the representations and warranties of Buyer contained in Article 7 and such breach cannot be, or has not been, cured within the earlier of (i) ten (10) days of its occurrence or (ii) the Closing Date;

             (c) by Seller or Buyer if the Closing has not taken place on or before August 31, 2003; provided that no Party then in breach of any obligations hereunder shall have the right to terminate; and

             (d) by mutual consent of the Parties;

provided, however, that the party seeking termination pursuant to clause (a),
(b) or (c) is not then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

         12.2 Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 12.1, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 13.1 relating to certain expenses,
(iii) Section 12.1 and this Section 12.2 and (iv) Section 13.2 relating to publicity. Nothing in this Section 12.2 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreements.

                                   ARTICLE 13

                                     GENERAL

         13.1 Expenses. Except as otherwise provided in this Agreement, and whether or not the transactions herein contemplated shall be consummated, Buyer and Seller shall pay their own fees, expenses and disbursements, including the fees and expenses of their respective counsel, accountants and other experts, in connection with the subject matter of this Agreement and all other costs and expenses incurred in performing and complying with all conditions to be performed under this Agreement.

         13.2 Publicity.

             (a) Neither the Shareholders nor the Buyer, Stonepath or any Affiliate, shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material nonpublic information (as construed pursuant to Regulation FD under the Securities Act) concerning or relating to any Party hereto, other than with the express prior written consent of the Party regarding whom such disclosure would be made; provided, however, that disclosure may be made (a) to the minimum extent as may be required by Applicable Law or court order, or (b) to enforce the rights of such disclosing Party under this Agreement; provided further, however, that notwithstanding anything to the contrary contained in this Agreement, any Party hereto may disclose this Agreement to any of its directors, officers, employees, shareholders, affiliates, agents and representative who need to know such information for the sole purpose of evaluating, or performing its obligations or exercising its rights under this Agreement.

             (b) Notwithstanding anything contained in this Section to the contrary,

                  (i) In the event a Party is required by court order or subpoena to disclose material nonpublic information of another Party, prior to such disclosure, the disclosing Party shall: (i) promptly notify the non-disclosing Party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing Party; (ii) cooperate with the non-disclosing Party at the expense of the non-disclosing Party in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the Confidential Information of the non-disclosing Party as the disclosing Party is advised by its counsel is necessary to strictly comply with such court order or subpoena; and

                  (ii) Except as reasonably necessary to comply with applicable securities laws, each Party (and each employee, representative, or other agent of such party) may (A) consult any tax advisor regarding the United States federal income tax treatment or tax structure of the transaction, and (B) disclose to any and all Persons, without limitation of any kind, the United States federal income tax treatment and tax structure of the transaction and all material of any kind (including opinions or other tax analyses) that are provided to either Party. For the purposes of this subsection (ii), the term "tax structure" is limited to the facts relevant to the United States federal income tax treatment of the transaction.

             (c) Stonepath Group shall have the right to make such public disclosures of this Agreement and the transactions contemplated hereby as it determines in good faith are required under applicable federal securities laws or the rules of the Principal Exchange.

             (d) The Parties anticipate issuing a mutually acceptable joint press release announcing the consummation of the transactions provided for herein.

         13.3 Waivers. The waiver by either Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         13.4 Binding Effect; Benefits. This Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their respective successors and permitted assigns. Except for the express provisions of Article 11, nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties hereto, or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         13.5 Bulk Transfers Laws. Buyer hereby waives compliance by Seller with the provisions of any and all laws relating to bulk transfers in connection with the sale of the Purchased Assets. Seller covenants and agrees to indemnify and save harmless Buyer from and against any and all losses, liability, cost and expense (including reasonable attorneys fees) arising out of noncompliance with such bulk transfers laws.

         13.6 Notices. All notices, requests, demands, elections and other communications which either Party to this Agreement may desire or be required to give hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by a reputable courier service which requires a signature upon delivery, by mailing the same by registered or certified first class mail, postage prepaid, return receipt requested, or by telecopying with receipt confirmation (followed by a first class mailing of the same) to the Party to whom the same is so given or made. Such notice, request, demand, waiver, election or other communication will be deemed to have been given as of the date so delivered or electronically transmitted or seven days after mailing thereof.

         If to Seller:             G Link Express Pte.Ltd.
                                   133 New Bridge Road, #24-03
                                   Chinatown Point, Republic of Singapore 059413

         If to the Shareholders:   c/o Mr. Melvin Law Teck Wah,
                                   as agent for the Shareholders
                                   56 Eastwood Drive, Singapore 486144


         If to Buyer
         Or Holdings, to:          Stonepath Holdings (Hong Kong) Limited
                                   1600 Market Street, Suite 1515
                                   Philadelphia, PA 19103

         with a copy to:           Maurice Hoo
                                   Perkins Coie
                                   25 Floor, Three Exchange Place
                                   8 Connaught Place, Central
                                   Hong Kong
                                   (tel)  852 2878 1177
                                   (fax) 852 2524 9988

or to such other address as such Party shall have specified by notice to the other Party hereto.

         13.7 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement and understanding between the Parties hereto as to the matters set forth herein and supersede and revokes all prior agreements and understandings, oral and written, between the Parties hereto or otherwise with respect to the subject matter hereof. No change, amendment, termination or attempted waiver of any of the provisions hereof shall be binding upon any Party unless set forth in an instrument in writing signed by the Party to be bound or their respective successors in interest.

         13.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument, and may be delivered by facsimile transmission.

         13.9 Headings. The article, section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

         13.10 Construction. Within this Agreement, the singular shall include the plural and the plural shall include the singular, and any gender shall include all other genders, all as the meaning and the context of this Agreement shall require.

         13.11 Governing Law. The validity and interpretation of this Agreement shall be construed in accordance with, and governed by the laws of the Republic of Singapore, without regard to conflicts-of-law principles that could otherwise require the application of any other law.

         13.12 Arbitration. If a dispute arises as to the interpretation of this Agreement, including any question regarding its existence, validity or termination, it shall be decided finally in an arbitration proceeding in accordance with the Arbitration Rules of the Singapore International Arbitration Centre then in effect at the time of the dispute which rules are deemed to be incorporated by reference to this clause. The arbitration shall take place in the Republic of Singapore. The decision of the arbitrators shall be conclusively binding upon the Parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

         13.13 Cooperation. The Parties hereto shall cooperate fully at their own expense, except as otherwise provided in this Agreement, with each other and their respective counsel and accountants in connection with all steps to be taken as part of their obligations under this Agreement.

         13.14 Severability. If any term, covenant, condition or provision of this Agreement or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Agreement shall not be affected thereby and each remaining term, covenant, condition and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

         13.15 English Language Controlling. This Agreement is written in the English language and such language shall be controlling for all purposes of this Agreement. Any translation of this Agreement into another language shall be for convenience of the Parties only and shall have no effect on the interpretation of this Agreement.

         13.16 Shareholders' Agent.

                  (a) The Shareholders, pursuant to this Agreement, hereby appoint Melvin Law Teck Wah as the Shareholders' Agent, who shall be the Shareholders' representative and attorney-in-fact for each Shareholder. The Shareholders' Agent shall have the authority to act for and on behalf of each of the Shareholders, including without limitation, to amend this Agreement, to give and receive notices and communications, waivers and consents under this Agreement, to act on behalf of the Shareholders with respect to any matters arising under this Agreement, to authorize delivery to the Buyer and/or Holdings of cash and other property, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and commence, prosecute, participate in, settle, dismiss or otherwise terminate, as applicable, lawsuits and claims, mediation and arbitration proceedings, and to comply with orders of courts and awards on behalf of courts, mediators and arbitrators with respect to such suits, claims or proceedings, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. In addition to and in furtherance of the foregoing, the

Shareholders' Agent shall have the right to (i) employ accountants, attorneys and other professionals on behalf of the Shareholders, and (ii) incur and pay all costs and expenses related to (A) the performance of its duties and obligations as the Shareholders' Agent hereunder, and (B) the interests of the Shareholders under this Agreement. The Shareholders' Agent shall for all purposes be deemed the sole authorized agent of the Shareholders until such time as the agency is terminated with notice to the Buyer. Such agency may be changed by the Shareholders from time to time upon not less than thirty (30) days prior written notice to the Buyer; provided, however, that the Shareholders' Agent may not be removed unless all of the Shareholders agree to such removal and to the identity of the substituted Shareholders' Agent. Any vacancy in the position of the Shareholders' Agent may be filled by approval by those Shareholders who hold or held a majority of the Shares prior to the Closing. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall not receive compensation for its services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Shareholders during the term of the Agreement.

             (b) The Shareholders' Agent shall not incur any liability with respect to any action taken or suffered by him or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment. The Shareholders' Agent may, in all questions arising hereunder, rely on the advice of counsel and other professionals and for anything done, omitted or suffered in good faith by the Shareholders' Agent based on such advice and the Shareholders' Agent shall not be liable to anyone. The Shareholders' Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no covenants or obligations shall be implied under this Agreement against the Shareholders' Agent; provided, however, that the foregoing shall not act as a limitation on the powers of the Shareholders' Agent determined by him to be reasonably necessary to carry out the purposes of his obligations. The Shareholders shall jointly and severally, indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties under this Agreement. Specifically, each Shareholder hereby agrees to reimburse the Shareholders' Agent for his reasonable and documented costs or expenses (including attorneys' fees) in pursuing a dispute under this Agreement.

         A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision, act, consent or instruction from all of the Shareholders and shall be final, binding and conclusive upon each of the Shareholders. The Buyer and Holdings may rely upon any such decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of every such Shareholder. The Buyer is hereby relieved from any liability to any person for any acts done by it in accordance with such decision, act, consent or instruction of the Shareholders' Agent. In furtherance of the foregoing, any reference to a power of the Shareholders under this Agreement, to be exercised or otherwise taken, shall be a power vested in the Shareholders' Agent.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

                                      STONEPATH HOLDINGS (HONG KONG)
                                      LIMITED


                                      By:_________________________________
                                      Name:
                                      Title:_________________________________



                                      G LINK EXPRESS LOGISTICS (SINGAPORE)
                                      PTE. LTD.


                                      By:_________________________________
                                      Name:
                                      Title:_________________________________

                                      G LINK EXPRESS PTE. LTD.


                                      By:_________________________________
                                      Name:
                                      Title:_________________________________


                                      SHAREHOLDERS


                                      _________________________________
                                      MELVIN LAW TECK WAH


                                      _________________________________
                                      PETER TAN KHENG HE


                                      _________________________________
                                      DANIEL LIM HAK LENG

                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                    EXHIBIT A
                                    ---------

                                   DEFINITIONS
                                   -----------

         As used in this Agreement, the following terms shall have the following meanings:

         "Accounts Payable" means all accounts payable of Seller as of the Closing Date as would appear as accounts payable on a balance sheet of the Seller as of the Closing Date prepared in accordance with GAAP.

         "Accounts Receivable" means all accounts receivable, including all trade and miscellaneous receivable, of Seller as of the Closing Date as would appear as accounts receivable on a balance sheet of Seller as of the Closing Date prepared in accordance with GAAP.

         "Acquisition Proposal" has the meaning given to such term in Section 8.13.

         "Affiliate" means, with respect to any Person, any other Person who, directly or indirectly, controls or is controlled by, or is under common control with, such Person. For the purposes of the foregoing, (1) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting stock or other equity interest of such Person or (2) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, shall be deemed to constitute control.

         "Agreement" means this Asset Purchase Agreement.


         "Ancillary Agreements" means the Employment Agreements and the Interim Operating Agreement.

         "Annual Earn-Out Certificate" has the meaning given to such term in
Section 3.2(c)(iii).

         "Annual Financial Statements" has the meaning given to such term in
Section 6.6(a).

         "Applicable Law" or "Applicable Laws" means any and all laws, ordinances, constitutions, regulations, statutes, treaties, rules, codes, licenses, certificates, franchises, permits, requirements and Injunctions adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Authority having jurisdiction over a specified Person or any of such Person's properties or assets.

         "Assumed Leases" means the Leases identified in Schedule 2.1(a).

         "Assumed Liabilities" has the meaning given to such term in Section
4.1.

         "Base Amount" has the meaning given to such term in Section 3.1.

         "Base Earn-Out Amount" has the meaning given to such term in Section 3.2(c)).

         "Base Earn-Out Payment" has the meaning given to such term in Section 3.2(c).

         "Base Net Tangible Assets" has the meaning given to such term in
Section 3.5.

         "Books and Records" means all books, records, and documentation relating to the Business and the Purchased Assets, whether maintained by Seller in written or electronic form.

         "Business" as used in this Agreement means the business of customs brokerage, freight forwarding, warehousing and distribution and other related services as carried on by the Seller immediately prior to the Closing Date.

         "Business Day" means a calendar day other than Saturday, Sunday or any day on which banks located in Philadelphia, Pennsylvania are required or authorized to close.

         "Business Records" means all books, records, ledgers, and files or other similar information used in the conduct of the Business by Seller, in written or electronic form, including, without limitation, price lists, customer lists, vendor lists, mailing lists, warranty information, catalogs, sales promotion literature, advertising materials, brochures, records of operations, standard forms of documents, manuals of operations or business procedures, research materials and product testing reports required by any federal, foreign, state, provincial, local or other governmental, regulatory or administrative agency, commission, department, board, governmental subdivision, court, tribunal, arbitrating body or other authority.

         "Buyer" has the meaning given to such term in the first paragraph of this Agreement.

         "Buyer Indemnified Party" has the meaning given to such term in Section 11.2.

         "Closing" has the meaning given to such term in Section 5.1.

         "Closing Date" has the meaning given to such term in Section 5.1.

         "Closing Date Cash Payment" has the meaning given to such term in
Section 3.2(a).

         "Company Competitor" has the meaning given to such term in Section 8.15(a).

         "Company Secretary" means J Koh & Co, Advocates & Solicitors of 8 Robinson Road, Singapore 048544.

         "Competing Business" had the meaning given to such term in Section
6.28.

         "Contracts" means all the written or oral Third Party contracts, agreements, instruments, leases and subleases, supply contracts, purchase orders, sales orders and instruments, including, without limitation, those which are identified in Schedule 2.1(e).

         "Damages" has the meaning given to such term in Section 11.2.

         "Earn-Out Payment Date" has the meaning given to such term in Section 3.2(c)(i).

         "Earn-Out Period" has the meaning given to such term in Section 3.2(c).

         "Effective Time" has the meaning given to such term in Section 5.1.

         "Employee Benefit Plans" has the meaning given to such term in Section 6.21(a).

         "Employment Agreement " has the meaning given to such term in 5.2(d).

         "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, conditional sales agreement, encumbrance, license or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

         "Environmental Laws" means any and all laws, rules, and regulations, whether civil, criminal or administrative, applicable to the Seller or the conduct of the Business (i) regulating the use, treatment, generation, transportation, storage, control or disposal of any Hazardous Material, and/or
(ii) relating to the protection, preservation or conservation of the environment and public or worker health and safety, all as existing, defined or interpreted as of the Closing Date.

         "Equipment" means Seller's plant, machinery and equipment (including related spare parts, dies, molds, tools, and tooling), computers, servers, trucks, automobiles, computing and telecommunications equipment and other items of personal property and other similar items, but not including the Leased Equipment or the Furnishings and Supplies. Equipment includes rights to the warranties received from the manufacturers and distributors of the said items and to any related claims, credits, rights or recovery and setoff with respect to such items.

         "Excess Amount" has the meaning given to such term in Section
3.2(c)(ii).

         "Financial Statements" has the meaning given to such term in Section 6.6(a).

         "Furnishings and Supplies" means all of Seller's furniture, furnishings and other tangible personal property (other than the Equipment) including, without limitation, desks, tables, chairs, file cabinets, and other storage devices and office supplies.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the facts and circumstances on the date of determination.

         "Goodwill" means all goodwill incident to the Business.

         "Governmental Authority" means any:

                  (i) nation, state, county, city, town, village, district or other jurisdiction of any nature;

                  (ii) federal, state, local, municipal, foreign or other government;

                  (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, board, commission, department, instrumentality, office or other entity, and any court or other tribunal);

                  (iv) multi-national organization or body; and/or

                  (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

         "Hazardous Material" means any and all (i) dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances listed or identified in, or directly or indirectly regulated by, any Applicable Laws, including Environmental Laws, and (ii) any of the following, whether or not included in the foregoing: polychlorinated biphenyls, asbestos in any form or condition, urea-formaldehyde, petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel or mixtures thereof, nuclear fuels or materials, chemical wastes, radioactive materials, explosives and known possible carcinogens.

         "Holdings' Ownership Percentage" means the percentage of capital stock of Buyer held by Holdings' or its assignees at the time such percentage is to be determined. Holdings' Ownership Percentage on the date of this Agreement is seventy percent (70%).

         "Indebtedness" means all outstanding bank and other loans, notes, lines of credit, debt instruments and other indebtedness, excluding trade payables, capital leases and other current liabilities (other than the current portions of long-term liabilities which otherwise are considered "Indebtedness").

         "Independent Accountants" has the meaning given to such term in Section 3.7(c).

         "Independent Accountant Required Payment" has the meaning given to such term in Section 3.7(c).

         "Instruments" has the meaning given to such term in Section 6.3.

         "Intellectual Property" means all intellectual property rights of Seller and its Affiliates relating to the Business, including (a) all inventions, discoveries and ideas, whether patentable or not in any jurisdiction, patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; (b) trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification of or renewal of any such registration or application;
(c) computer software (including software, data, and related documentation); (d) non-public information, trade secrets, know-how (including, without limitation, research and development, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings and specifications) and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; (e) writings or other works, whether copyrightable or not in any jurisdiction, registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (f) any similar intellectual property rights, and (g) any claims or causes of action arising our of or related to any infringement or misappropriation of any of the foregoing.

         "Interim Financial Statements" has the meaning given to such term in
Section 6.6(a).

         "Interim Operating Agreement" means the interim operating agreement between Seller and Buyer in the form attached to this Agreement as Exhibit C.

         "Knowledge" or "to the knowledge" of a Party (or similar phrases) means to the extent of matters (i) which are actually known by such Party or (ii) which, based on facts of which such Party is aware, would or should be known to a reasonable Person in similar circumstances, and shall be deemed to include the knowledge of each Party's executive officers.

         "Lease" means the lease for any of the Leased Premises.

         "Leased Equipment" means the computers, servers, machinery and equipment and other similar items leased by Seller and used, held for use, necessary for use or intended to be used primarily in the operation or conduct of the Businesses as currently conducted or as currently proposed to be conducted.

         "Leased Premises" means the real property identified on Schedule
2.1(k).

         "Liabilities" means any and all debts, liabilities and/or obligations of any type, nature or description (whether known or unknown, asserted or unasserted, secured or unsecured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due).

         "Material" or "material provision" means a claim, liability, expense, term, provision or other right, whether contractual or otherwise, that will result in liability to the Seller or any Shareholder, as applicable, in excess of $25,000.

         "Material Adverse Change" means a material adverse change (i) in the business, assets, condition (financial or otherwise), working capital, liabilities, results of operations or prospects of the Business, (ii) in the ability of Seller and the Buyer to perform its obligations under this Agreement and the Ancillary Agreements or (iii) in the ability of Seller or Buyer to consummate the sale and purchase of the Business and the other transactions contemplated by this Agreement and the Ancillary Agreements.

         "Material Contracts" has the meaning given to such term in Section 6.14(a).

         "Minority Share Percentage" has the meaning given to such term in
Section 3.6(b).

         "Net Income Before Taxes of the Business" means the net income before federal, state and local income taxes generated by the Business after the Closing Date, determined in accordance with the provisions of Section 3.1(c) of this Agreement and GAAP. Net Income Before Taxes of the Business shall be derived from separate financial statements of the Buyer derived from the audited consolidated financial statements of Stonepath Group, Inc. for each of the years in the Earn-Out Period. It is understood by Seller that, following the Closing, the operation of the Business by Buyer may be combined or merged with an Affiliate of Buyer, or Buyer may acquire other businesses, in a manner in which the Buyer may no longer exist as a separate entity or in which the operations of the Buyer include businesses other than the Business acquired from Seller. For the purpose of computing the Net Income Before Taxes of the Business following any such combination, merger, or acquisition, the following principles shall apply:

                  (i) Net Income Before Taxes of the Business will be measured as the Net Income Before Taxes of the Buyer for so long as the Business continues to be operated within the Buyer and Buyer has not combined or merged with another business or acquired another Business.

                  (ii) Once the Buyer is merged into or combined with another business or Buyer acquires another business, Net Income Before Taxes of the Business shall continue to be accounted for separately, and shall be measured thereafter based upon the separate operations of the Business as it was operated by the Buyer immediately prior to any such change.

         "Net Tangible Assets" means the product of (i) seventy percent (70%), and (ii) the amount obtained by subtracting all liabilities of the Seller assumed hereunder as of the Closing Date from the net tangible assets of the Seller acquired hereunder as of the Closing Date, as determined by the Net Tangible Assets Statement, less any Closing Date account receivable outstanding for more than 120 days. For the further purposes hereof, the Net Tangible Assets of Seller shall exclude: (x) all assets of the Seller that are attributable to amounts due and owing from Related Persons; and (y) all liabilities of the Seller that are attributable to amounts due and owing to Related Persons.

         "Net Tangible Assets Statement" has the meaning given to such term in
Section 3.5.

         "Nonassignable Assets" has the meaning given to such term in Section 8.12.

         "Objection Notice" has the meaning given to such term in Section
3.7(a).

         "Option" has the meaning given to such term in Section 3.6(a).

         "Option Notice" has the meaning given to such term in Section 3.6(a).

         "Option Shares" has the meaning given to such term in Section 3.3

         "Option Shares Closing" has the meaning given to such term in Section 3.6(f).

         "Option Shares Purchase Price" has the meaning given to such term in
Section 3.6(b).

         "Option Shares Purchase Price Certificate" has the meaning given to such term in Section 3.6(d).

         "Ordinary Course of Business" means an action taken by a Person if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

         "Partial Earn-Out Period" has the meaning given to such term in Section 3.2(c)(i)

         "Party" means Seller, the Shareholders, or Buyer, individually, as the context so requires, and the term "Parties" means Seller, the Shareholders, and Buyer together.

          "Permits" means all governmental permits, licenses, registrations, orders and approvals relating to or necessary to own or use the Purchased Assets.

         "Person" means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, Governmental Authority or any similar entity.

         "Principal Exchange" means (a) the American Stock Exchange or (b) if at any time in the future the Common Stock of Stonepath Group is not listed on the American Stock Exchange, then the NASDAQ SmallCap Market, the NASDAQ National Market, or the New York Stock Exchange (each, a "Subsequent Market") or (c) if the Common Stock of Stonepath Group is not then listed on the American Stock Exchange or any Subsequent Market, then the OTCBB, as reported by the National Quotation Bureau Incorporated.

         "Proceeding" means any suit, litigation, arbitration, hearing, audit, investigation or other action (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

         "Purchase Price" has the meaning given to such term in Section 3.1.

         "Purchased Assets" has the meaning given to such term in Section 2.1.

         "Regulated Substance" means any substance the manufacturing, processing, sale, generation, treatment, transportation, storage, disposal, labeling or other management or use of which is regulated by applicable Environmental Law.

         "Related Person" or "Related Persons" means, with respect to a particular individual:

                  (i) each other member of such individual's Family (as hereafter defined); and

                  (ii) any Affiliate of one or more members of such individual's family.

         With respect to a specified Person other than an individual:

                  (i) any Affiliate of such specified Person; and

                  (ii) each Person that serves as a director, governor, officer, manager, general partner, executor or trustee of such specified Person (or in a similar capacity).

         "Response Period" has the meaning given to such term in Section 3.4(a).

         "S$" or "Singapore dollar" means the currency of the Republic of Singapore.

         "Schedules" has the meaning given to such term in the first paragraph of Article 6.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller" has the meaning given to such term in the first paragraph of this Agreement.

         "Seller Indemnified Party" has the meaning given to such term in
Section 11.3.

         "Shortfall Amount" has the meaning given to such term in Section 3.2(c)(ii).

         "Stonepath Shares" has the meaning given to such term in Section
3.2(b).

         "Targeted Amount" has the meaning given to such term in Section 3.2(c)(ii).

         "Tax Return" or "Tax Returns" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including, without limitation, any schedule or attachment thereto, any amendment thereof, and any estimated report or statement.

         "Tax" or "Taxes" means any and all Net Income Before Taxes, gross income, gross revenue, gross receipts, net receipts, ad valorem, franchise, profits, transfer, sales, use, social security, Medicare, employment, unemployment, disability, license, withholding, payroll, privilege, excise, value-added, severance, stamp, occupation, property, customs, duties, real estate and/or other taxes, assessments, levies, fees or charges of any kind whatsoever imposed by any Governmental Authority, together with any interest or penalty relating thereto.

         "Tangible Personal Property" has the meaning given to such term in
Section 6.12.

         "Third Person" has the meaning given to such term in Section 11.4.

         "Trading Day" means any day on which shares of Common Stock of Stonepath Group, Inc. are traded for a full day on the Principal Exchange.

         "U.S." or "United States" means the United States of America.

         "$" or "U.S. Dollar" means the currency of the United States.